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                                                                     EXHIBIT 4.3

                          SUBORDINATED LOAN AGREEMENT

This agreement dated as of the 20th day of March, 1998

BETWEEN:

                          STRIKER PAPER CANADA, INC., a corporation incorporated pursuant to the laws of the Province of Ontario,

                          (hereinafter referred to as the  "Borrower")

                                    - and -

                          FIRST ONTARIO LABOUR SPONSORED INVESTMENT FUND LTD., a corporation incorporated pursuant to the laws of the Province of Ontario,

                          (hereinafter referred to as the  "Lender")


THIS AGREEMENT WITNESSES THAT for valuable consideration the parties agree as follows:

                           PART 1.0 - INTERPRETATION

1.1 DEFINITIONS. For the purposes of this Agreement and where the context does not otherwise require, terms shall have the meanings assigned thereto in Schedule A annexed hereto.

1.2 AUDITED FINANCIAL STATEMENTS. All references in this Agreement to audited financial statements of a corporation, including the balance sheet and related statements of income, retained earnings and changes in financial position, mean financial statements prepared by the corporation in accordance with GAAP together with an auditor's opinion that the statements fairly present the financial position of the corporation and the results of its operations for the Fiscal Period reported on in accordance with GAAP. All accounting determinations for purposes of determining compliance with the financial covenants contained in section 7.2 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the Benchmark Financials. If GAAP shall change from the basis used in preparing the said financial statements, the certificates required to be delivered pursuant to subsection 7.1(e) attesting to compliance with the covenants contained herein shall include, at the election of the Borrower or upon the request of the Lender, calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP in effect on the Closing Date.

1.3 CANADIAN CURRENCY. Unless otherwise specified herein, all amounts and values referred to in this Agreement shall be calculated in lawful money of Canada.

1.4 INTEREST ACT. Unless otherwise specified, all annual rates of interest referred to herein are based on a calendar year of 365 or 366 days, as the case may be. Where a rate of interest hereunder is calculated on the basis of a year (the "Deemed Year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the Deemed Year.
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1.5      HEADINGS AND TABLE OF CONTENTS.  The division of this Agreement into
Parts and sections and the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

1.6 REFERENCES. All references to sections, Parts and Schedules are to sections and Parts of and Schedules to this Agreement. The words "hereto", "herein", "hereof", "hereunder", "this Agreement" and similar expressions mean and refer to this Agreement.

1.7 NUMBER AND GENDER. Where the context so requires, words importing the singular include the plural and vice versa, and words importing gender include the masculine, feminine and neuter genders.

1.8      MAXIMUM INTEREST RATE.

         (a) In the event that any provision of this Agreement would oblige the Borrower to make any payment of interest or any other payment which is construed by a court of competent jurisdiction to be interest in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted nunc pro tunc to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

                 (i) firstly, by reducing the amount or rate of interest required to be paid under sections 4.1 and 4.2 of this Agreement; and

                 (ii) thereafter, by reducing any fees, commissions, premiums and other amounts which would constitute interest for the purposes of section 347 of the Criminal Code (Canada);

         (b) If, notwithstanding the provisions of clause (a) of this section and after giving effect to all adjustments contemplated thereby, the Lender shall have received an amount in excess of the maximum permitted by such clause, then such excess shall be applied by the Lender to the reduction of the principal balance of the Outstanding Borrowing in inverse order of maturity and not to the payment of interest or if such excessive interest exceeds such principal balance, such excess shall be refunded to the Borrower; and

         (c) Any amount or rate of interest referred to in this section shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of this Agreement on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the terms of this Agreement and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lender shall be conclusive for the purposes of such determination.

1.9      PARAMOUNTCY.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Security, the provisions of this Agreement shall prevail and be paramount.
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                                                                          Page 3


1.10 SCHEDULES. The Schedules forming part of this Agreement are as follows:

          Schedule A   Defined Terms                   Schedule A
          Schedule A-1 Benchmark Financials            Schedule A - section (d)
          Schedule B   Real Property Description       section 6.1(x)
          Schedule C   Opening Balance Sheet           Schedule A - section (ww)
          Schedule D   Taxes                           section 6.1(p)
          Schedule E   Location of Collateral          section 6.1(m)
          Schedule F   Environmental Disclosure        section 6.1(y)
          Schedule G   Appraisals                      section 5.1(bb)
          Schedule H   Contingent Obligations          section 6.1(z)
          Schedule I   Legal Opinions                  section 5.1(w)
          Schedule J   Intentionally Deleted
          Schedule K   Intellectual Property           section 6.1(q)
          Schedule L   Material Contracts              section 1.1(ss)
          Schedule M   Description of Equipment        section 5.1(bb)
          Schedule N   Cash Flow Plan                  Schedule A - section (l)
          Schedule O   Example of Interest Calculation section 4.1
          Schedule P   Accounts Payable                section 7.1(f)
          Schedule Q   Litigation                      section 6.1(g)

                           PART 2.0 - CREDIT FACILITY

2.1 CREDIT FACILITY. Subject to the provisions of this Agreement, the Lender agrees to make available to the Borrower a non-revolving term facility in the maximum principal amount of $1,500,000 available by way of two advances as follows:

       (a) an advance in the amount of $1,250,000 on the Closing Date (the "First Advance"); and

       (b) an advance in the amount of $250,000 on or before October 1, 1998 (the "Second Advance").

2.2 PURPOSES OF CREDIT FACILITY. The Borrower shall use the proceeds of the First Advance and the Second Advance to finance the restart of the Thorold Plant and to provide the Borrower with working capital to operate its Business, including the costs related to the financing.

2.3 EVIDENCE OF INDEBTEDNESS. The Lender shall maintain accounts and records evidencing the obligations of the Borrower to the Lender hereunder.
The Lender's accounts and records shall constitute prima facie evidence of the indebtedness of the Borrower to the Lender hereunder in the absence of manifest error.

2.4 ILLEGALITY. If the introduction of or any change in any Applicable Law or in the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof, makes it unlawful or prohibited for the Lender to make, to fund or to perform any of its obligations under this Agreement, the Lender may, by sixty days written notice to the Borrower (unless the provision of the Applicable Law requires earlier prepayment in which case the notice period shall be such shorter period as required to comply with the Applicable Law), terminate its obligations under this Agreement and in such event, the Borrower shall prepay such Borrowings forthwith (or at the end of such period as the Lender in its discretion agrees), without notice or penalty, together with all accrued but unpaid interest and fees as may be applicable to the date of payment.
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                         PART 3.0 -  PRINCIPAL PAYMENTS

3.1 SCHEDULED PRINCIPAL REPAYMENT. Unless the Outstanding Borrowing, or any part thereof, shall have been required to be paid on an earlier date pursuant to the terms hereof, the Borrower shall repay the principal portion of the Outstanding Borrowing in twenty-four (24) consecutive equal monthly instalments commencing on the last day of the first full month following the first anniversary date of the Closing Date.

3.2 FIRE AND BUSINESS INTERRUPTION INSURANCE PROCEEDS. Fifty percent (50%) of the proceeds of the fire and business interruption insurance claims paid to the Borrower with respect to the January 17, 1997 loss shall be applied to reduce the principal portion of the Outstanding Borrowing promptly upon their receipt by the Borrower. Such payment shall be applied in reverse order of maturity to the scheduled principal repayments contemplated by section 3.1 hereof.

3.3 CATCH-UP PAYMENTS. Should the Borrower for any reason be prohibited pursuant to the terms of either of the Senior Loan Agreements, from making any payment of interest or scheduled principal payment to the Lender pursuant to section 3.1 or the unpaid portion of the structuring fee payable to First Ontario Management Ltd. pursuant to section 4.3 hereof, or unpaid expenses of the Lender and its agents pursuant to section 4.4 then the Borrower shall pay interest on such unpaid amounts at the Interest Rate plus 2% per annum as provided for in section 4.2 hereof, and all such payments (including principal, interest and interest on unpaid interest) shall become immediately due and payable to the extent permitted under the terms of the applicable Senior Loan Agreement.

3.4 PREPAYMENT. The Borrower shall have the right at any time or from time to time to prepay without fee or penalty all or any of the Outstanding Borrowing by providing the Lender with five Business Days' prior written notice of its intention to prepay. Each such prepayment shall be applied in reverse order of maturity to the scheduled principal repayments contemplated by section
3.1 hereof.

3.5 PAYMENT MECHANICS. Each payment under this Agreement shall be made for value at or before 1:00 p.m. (Toronto time) on the day such payment is due, provided that, if any such day is not a Business Day, such payment shall be deemed for all purposes of this Agreement to be due on the Business Day immediately preceding such day (and any such adjustment shall be taken into account for purposes of the computation of interest and fees payable under this Agreement). All payments shall be made to the Lender at Credit Union Central of Ontario, care of the Royal Bank of Canada or such other address and means as the Lender may from time to time advise the Borrower in writing. Wires should be sent to the Royal Bank, transit #00002-003 account #247495-5 with payment instructions stating that the payment is to be directed to the First Ontario LSI Fund Account Number 0004-710-061 at Credit Union Central of Ontario.

3.6 NO CREDIT FOR TRUST FUNDS. For greater certainty, payments of any nature whatsoever made by the Borrower to the Lender which the Lender is required to pay to any Person by reason of any trust imposed by law or by any Person upon amounts received by the recipient from the Borrower, shall not be credited against, or deemed to be payment on account of, all or any portion of the Outstanding Borrowing. All costs and expenses incurred by the Lender, its agents, representatives and solicitors in connection with the repayment of such monies to any Person shall be for the account of the Borrower and payable on demand. Interest shall accrue on these costs and expenses, until paid, at the Interest Rate.
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                                                                          Page 5


                     PART 4.0 - INTEREST, FEES AND EXPENSES

4.1    PAYMENT OF INTEREST.

       (1) RATE CALCULATION AND PAYMENT. The Borrower shall pay interest as follows:

               (i) on the Outstanding Borrowing from the applicable Borrowing Date at a rate per annum equal to fifty percent (50%) of the Interest Rate calculated and payable monthly in arrears on each Interest Payment Date both before and after the Maturity Date; and

               (ii) on the Outstanding Borrowing from the applicable Borrowing Date at a rate per annum equal to fifty percent (50%) of the Interest Rate compounded on each Interest Payment Date both before and after the Maturity Date and payable in full on the Maturity Date.

For purposes of clarification, Schedule O sets out an example of such calculations.

4.2 INTEREST ON OVERDUE AMOUNTS. Upon a default in the payment of principal, interest or other amounts due under this Agreement, the Borrower shall pay interest on such overdue amount both before and after Maturity Date or judgment at a rate per annum equal to the Interest Rate plus 2% per annum calculated monthly, computed from the date such amount becomes overdue for so long as such amount remains overdue. Such interest shall be payable upon demand by the Lender and shall be compounded on each Interest Payment Date.

4.3 STRUCTURING FEE. The Borrower shall pay to First Ontario Management Ltd. (acting as agent for the Lender) each of the following:

       (a) a non-refundable work fee of $45,000 plus goods and services tax exigible thereon; and

       (b) a commitment fee of $22,500 plus goods and services tax exigible thereof,

the said work fee and commitment fee are hereinafter collectively referred to as the structuring fee. Such fee shall be deemed to be earned for the time, effort and exposure incurred by the Lender in (i) reviewing and establishing all documentation, financial information, proposal and plans referable to the Credit Facility, and (ii) establishing satisfactory priority arrangements with the holders of the Permitted Encumbrances. The structuring fee shall be paid on the Closing Date if it has not been paid prior to the Closing Date.

4.4 REIMBURSEMENT OF EXPENSES. All statements, reports, certificates, opinions and other documents or information required to be furnished to the Lender by the Borrower under this Agreement shall be supplied by the Borrower without cost to the Lender. The Borrower agrees to pay promptly on demand all of the reasonable legal fees, documentation costs and other expenses incurred by the Lender, First Ontario Management Ltd. and Crosbie Capital Management
Ltd. in connection with the preparation, negotiation, documentation and operation of this Agreement, and any other document to be executed and issued as provided herein, including the enforcement of the rights of the Lender under this Agreement or the security granted pursuant to the terms of this Agreement, whether or not any amounts are advanced
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                                                                          Page 6

under this Agreement; including, without limitation all due diligence expenses and consulting fees incurred by the Lender.

                        PART 5.0 - CONDITIONS PRECEDENT

5.1 FIRST ADVANCE CONDITIONS. The obligation of the Lender to make the First Advance is subject to the terms and conditions of this Agreement and is conditional upon satisfactory evidence being given to the Lender and its counsel as to compliance with the following conditions on the date of such advance:

       (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in section 6.1 are and shall continue to be true and correct in every respect as if made by the Borrower contemporaneously with any Borrowing.

       (b) RESOLUTIONS AND CERTIFICATES. The Lender shall have received, duly executed and in form and substance satisfactory to it:

               (i) a copy of the constating documents and by-laws of the Borrower and a copy of the resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the Security and any other instruments contemplated hereunder, certified by an appropriate officer of the Borrower;

               (ii) a certificate of incumbency for the Borrower showing the names, offices and specimen signatures of the officers who will execute this Agreement, the Security and any other instruments contemplated hereunder and thereunder; and

               (iii) such additional supporting documents as the Lender or its counsel may reasonably request.

       (c) APPROVAL. The Lender's Investment Committee and the Lender's Board of Directors shall have approved the transactions contemplated hereby.

       (d) DELIVERY OF SECURITY. The Lender shall have received the Security (including any necessary consents or subordinations of third parties as may be required by the Lender) duly executed by the issuer thereof and in form and substance satisfactory to the Lender and its counsel. In particular, the Lender shall be satisfied that it has a perfected interest in the shares in the capital of the Borrower pledged by Striker Industries, Inc. which shall have been duly registered in the name of the Lender and shall have been delivered to the Lender.

       (e) REGISTRATION. The Security has been registered, recorded or filed in all jurisdictions deemed necessary by the Lender and its counsel.

       (f) EVIDENCE OF OTHER LOANS AND FINANCING COMMITMENTS. The Lender shall have received evidence to its satisfaction of the completion of a financing commitment to or in favour of the Borrower for a $800,000 operating loan committed by a Senior Operating Lender on terms acceptable to the Lender.

       (g)     LENDER SATISFIED RE: FINOVA CREDIT FACILITY.  The Lender shall be satisfied with all of the terms and conditions of the Finova Credit Facility.
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                                                                          Page 7

       (h) LENDER SATISFIED RE: FORBEARANCE ARRANGEMENT. The Lender shall be satisfied with all of the terms and conditions of the forbearance arrangement with Laurentian Bank and the Ontario Development Corporation.

       (i)     LENDER SATISFIED RE: RESTRUCTURING ARRANGEMENTS OF BORROWER.
               The Lender shall be satisfied with all of the terms and conditions of the restructuring plan, including all of the terms and conditions of the arrangements with trade creditors of the
               Borrower.   The Borrower shall provide the Lender with a sub-
               ledger summary of payments of funds to and owing to each creditor of its Business assumed or otherwise acknowledged by the Borrower as an obligation of the Borrower with a commentary summarizing the terms, if any, negotiated with each such creditor.

       (j) LENDER SATISFIED RE: RESTRUCTURING ARRANGEMENTS OF STRIKER INDUSTRIES, INC. The Lender shall be satisfied with all of the terms and conditions of the arrangements with trade creditors of Striker Industries, Inc. The Borrower shall cause Striker Industries, Inc. to provide the Lender with a sub- ledger summary of payments of funds to and owing to each of its creditor assumed or otherwise acknowledged by Striker Industries, Inc. as an obligation of Striker Industries, Inc. with a commentary summarizing the terms, if any, negotiated with each such creditor.

       (k) REVIEW OF DOCUMENTS. The Lender's counsel shall have also completed a satisfactory review of all agreements between or among the Shareholders of the Borrower including the Shareholders Agreement.

       (l) EVIDENCE OF CONVERSION OF DEBT TO EQUITY INVESTMENT. The Lender shall have received evidence to its satisfaction of the completion by Striker Industries, Inc. of additional common share equity investments in the Borrower in the amount in Canadian currency equivalent to $3,471,000 in United States currency upon conversion of its loan or other such amounts outstanding in the Borrower.

       (m) EVIDENCE OF ADDITIONAL EQUITY INVESTMENT. The Lender shall have received evidence to its satisfaction of the completion by Striker Industries, Inc. of additional common share equity investments in the Borrower in the amount of $835,000 immediately before Closing.

       (n) EVIDENCE OF FUNDS FOR INVESTMENT. The Lender shall have received evidence to its satisfaction on or before the Closing Date that Striker Industries, Inc. has the funds referred to in paragraph (l) above available to make the equity investment contemplated thereby.

       (o) EVIDENCE OF CONVERSION OF SHAREHOLDER LOANS BY STRIKER INDUSTRIES, INC. TO NON INTEREST-BEARING DEBT. The Lender shall have received evidence to its satisfaction that any debt owing by Striker Industries, Inc. to a shareholder is non-interest bearing debt.

       (p) EVIDENCE OF ADDITIONAL EQUITY INVESTMENT IN STRIKER INDUSTRIES, INC. The Lender shall have received a letter from international investors indicating that they will invest new equity in Striker Industries, Inc. as required by the Cash Flow Plan if other sources of this equity investment are not found.

       (q) LENDER SATISFIED RE: TITLE AND LIENS. The Borrower shall have provided evidence satisfactory to the Lender that all the its Property is free and clear of all Liens except for Liens relating to Permitted Encumbrances.
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                                                                          Page 8

       (r) EVIDENCE OF COMPLIANCE. The Lender shall have received such environmental reports and audits as it may require acting reasonably. The Lender and its counsel shall be satisfied with the environmental risk associated with the transactions contemplated herein including, if necessary, with the results of any environmental audit or investigation conducted.

       (s) EFFECTIVE NET WORTH. The Borrower shall have provided the Lender with evidence satisfactory to the Lender in its sole and unfettered discretion that the Effective Net Worth of the Borrower at Closing is no less than $11,500,000.

       (t) WORKING CAPITAL. The Borrower shall have provided the Lender with evidence satisfactory to the Lender in its sole and unfettered discretion that the Borrower has Working Capital of no less than $525,647.00 immediately after Closing.

       (u) DEBT TO NET WORTH RATIO. The Borrower shall have provided the Lender with evidence satisfactory to the Lender in its sole and unfettered discretion that the Borrower's ratio of Debt to Effective Net Worth is no greater than 0.15 to 1 immediately after Closing.

       (v) INDEBTEDNESS. As at the Closing Date, except for the Borrowing hereunder and Indebtedness permitted hereunder, the Borrower shall have no other Indebtedness.

       (w) LEGAL OPINIONS. The Lender shall have received from counsel to the Borrower legal opinions in connection with this Agreement and the Security on terms satisfactory to the Lender, acting reasonably, including opinions to the effect that this Agreement and the Security are valid, legally binding and enforceable and that the shares of the Borrower issued and held by the Lender are validly issued. In addition, the Lender shall have received from United States counsel to the Borrower legal opinions in connection with the Security given by Striker Industries, Inc., on terms satisfactory to the Lender, acting reasonably, including that such Security are valid, legally binding and enforceable and in connection with the United States securities law relating to the Security given by Striker Industries, Inc.. Both said opinions shall be substantially in the form of the draft opinions attached as Schedule I to this Agreement.

       (x)     NO DEFAULT.   No Default or Event of Default has occurred and is
               continuing. The Borrower has not received any notice (written or otherwise), and is not otherwise aware, of any event or circumstances, whether existing or pending, which would cause any Default or Event of Default to occur with the lapse of time.

       (y) DUE DILIGENCE. The Lender shall have completed and be satisfied in its sole discretion with its review of the results of its due diligence inquiries, including, without limitation, its review of the Opening Balance Sheet, which said balance sheet shall reflect:

               (i)        no outstanding operating loan;

               (ii)       common equity of not less than $12,500,000.00;

               (iii)      trade payables of not more than $1,412,160.00; and

               (iv)       no inter-corporate receivables or payables.

       (z)     INTER-LENDER AGREEMENTS.   Lender shall be satisfied with all of
               the terms and conditions of the terms of the loans and financing commitments provided to the Borrower by the Senior

               Lenders and the Senior Lenders shall have executed an Inter-Lender Agreement on terms satisfactory to the Lender.

       (aa) SENIOR FINANCING DOCUMENTS. The Lender shall have received copies of all financing and supporting documentation to be delivered in connection with the Senior Loan Agreements and the Lender shall be satisfied with the terms and conditions thereof.

       (bb) MATERIAL ADVERSE CHANGE. No Material Adverse Change has occurred and no event shall have occurred since June 30, 1997 which, in the sole discretion of the Lender, has had or could reasonably be expected to have a Material Adverse Effect, including without limitation, litigation or claims threatened against the Borrower.

       (cc) FEES AND DISBURSEMENTS. The Lender shall have received payment in full of all fees and out of pocket expenses payable to the Lender and its agents which have become due, including, without limitation, the structuring fee described in section 4.3 and payment of all disbursements and out of pocket expenses of the Lender, First Ontario Management Ltd., and Crosbie Capital Management Inc..

       (dd) INSURANCE. The Lender shall have received a certificate of insurance in respect of all policies maintained by the Borrower which shall name the Lender as additional insured, mortgagee or loss payee as specified by the Lender.

       (ee) LENDER SATISFIED RE: INSURANCE COVERAGE. The Lender shall be satisfied with the insurance coverage of the Borrower's Business and Property on terms satisfactory to the Lender in its sole and unfettered discretion.

       (ff) MATERIAL CONTRACTS. The Lender or its counsel shall have reviewed copies of all documents including without limitation all contracts, permits, licenses and leases material to the Business of the Borrower as determined by the Lender acting reasonably.

       (gg) REOPENING OF THOROLD PLANT. The Lender shall be satisfied in its sole discretion, acting reasonably, with the Borrower's plans to reopen and commence production of saleable product at the Thorold Plant within 12 weeks following Closing.

       (hh) REOPENING OF STEPHEN'S PLANT. The Lender shall be satisfied in its sole discretion, acting reasonably, with Striker Industries, Inc.'s plans to implement the reopening of the Stephen's Plant.

       (ii) SHAREHOLDERS AGREEMENT AND SUBSCRIPTION AGREEMENT. The Lender shall have received the Shareholders Agreement and Subscription Agreement duly executed by all parties thereto and the Lender shall be satisfied that the Shareholders Agreement and the Subscription Agreement are, respectively, in effect and is valid, binding and enforceable as against all parties thereto.

       (jj) COMPLIANCE WITH LAWS AND MATERIAL CONTRACTS. The Business and operations of the Borrower comply in all material respects with all Applicable Laws and with the terms of all Material Contracts to which the Borrower is a party including, without limitation, contracts relating to Permitted Encumbrances and other Indebtedness permitted hereunder.

       (kk) CONSENTS, APPROVALS. The Borrower and the Lender shall have received all necessary consents, approvals, exemptions and authorizations required to complete all the transactions contemplated herein, including without limitation the approval of the Lender's Board of Directors.

       (ll) ADVANCE OF SENIOR INDEBTEDNESS. All conditions precedent to the advances under senior credit facilities being provided by each of the Senior Lenders pursuant to the applicable Senior Loan Agreement have been satisfied.

       (mm) EQUITY. The Lender shall have received pursuant to the Subscription Agreement that number of the common shares of the capital stock of the Borrower equal to 25% of all the fully participating equity of the Borrower (calculated on a fully diluted basis).

       (nn) KEY PERSON INSURANCE. The Lender shall have received evidence satisfactory to it that the key person life insurance on the life of Mr. David Collins in the sum of $1,000,000 is in place and in good standing assigned in favour of the Lender.

       (oo) PAYROLL DEDUCTION PLAN. The Borrower shall have implemented a payroll deduction plan satisfactory to the Lender for the purchase of shares in the capital of the Lender pursuant to which the Borrower will match employee contributions to a maximum of $1,500 per employee per year.

       (pp) CONFIRMATION RE: ACCOUNT FOR ADVANCES. Confirmation that vouchered receipts have been delivered by each of David Collins and Matthew Pond for the advances made to them for expenses.

5.2 SECOND ADVANCE CONDITIONS. The obligation of the Lender to make the Second Advance is subject to the terms and conditions of this Agreement and is conditional upon satisfactory evidence being given to the Lender and its counsel as to compliance with the following conditions on the date of such advance:

       (a) upon satisfactory evidence being given to the Lender and its counsel as to compliance with each of the conditions set out in section 5.1 hereof on the date of the advance of monies pursuant to the Second Advance;

       (b) in each calendar month for the three month period ending on October 1, 1998:

               (i) the Borrower shall have produced and sold on average at least 2,040 tons of dry felt products;

               (ii) the average EBITDA per month of the Borrower shall have not been less than US$105,000 ; and

               (iii) the average revenue per month of the Borrower shall have not been less than US$482,000;

       (c) the Stephen's Plant shall have been operating for three consecutive months and shall have produced average revenue per month of not less than $500,000 in each of those three months ending prior to October 1, 1998; and

       (d) the Borrower shall have achieved each of the financial covenants set forth in section 7.2 hereof throughout the said three month period then ended.

5.3 WAIVER. The terms and conditions stated in this Part 5.0 are inserted for the sole benefit of the Lender and may be waived by it in whole or in part and with or without terms or conditions in respect of the Borrowing or either of the First Advance or the Second Advance.

                   PART 6.0 - REPRESENTATIONS AND WARRANTIES

6.1 REPRESENTATION AND WARRANTIES. The Borrower represents and warrants to the Lender that:

       (a) DUE INCORPORATION. The Borrower is duly incorporated, organized and validly subsisting under the laws of Ontario. The Borrower has all necessary corporate power and authority to own its properties and assets and to carry on its Business as now conducted and is or will be duly licensed or registered or otherwise qualified in all jurisdictions wherein the nature of its assets or the Business transacted by it makes such licensing, registration or qualification necessary, except where failure to do so would not give rise to any material legal impediment to the use of assets in the Business or the ability of the Borrower to carry on the Business or perform its obligations hereunder.

       (b) POWER. The Borrower has full power and capacity to enter into, deliver and perform its obligations under this Agreement, the Security and all other instruments contemplated hereunder.

       (c) DUE AUTHORIZATION AND NO CONFLICT. The execution, delivery and performance by the Borrower of this Agreement, the Security, and all other instruments contemplated hereunder and the consummation of the transactions contemplated hereby and thereby

               (i) have been duly authorized by all necessary corporate action,

               (ii) do not and will not conflict with, result in any breach or violation of, or constitute a default under the constating documents or by-laws of, or any Applicable Laws, determination or award presently in effect and applicable to the Borrower, or of any commitment, agreement or any other instrument to which the Borrower is now a party or is otherwise bound, with the exception of the Senior Loan Agreements and Permitted Encumbrances,

               (iii) do not (except for the Security) result in or require the creation of any Security Interest upon or with respect to any of the properties or assets of the Borrower, and

               (iv) do not require the consent or approval (other than those consents or approvals already obtained and copies of which have been delivered to the Lender) of, or registration or filing with, any other party (including shareholders of the Borrower) or any governmental body, agency or authority.

       (d) VALID AND ENFORCEABLE OBLIGATIONS. This Agreement, the Security and all other instruments contemplated hereunder are, or when executed and delivered to the Lender will be, legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

       (e) TITLE TO ASSETS. The Borrower has a good and marketable title to all its Property, free from any mortgage, charge, hypothec, pledge, assignment, lien, security interest or other encumbrance other than the Permitted Encumbrances.

       (f) VALIDITY AND PRIORITY OF SECURITY. The Security constitutes assignments, floating charges or security interests, as applicable, on the undertaking and property and assets of the Borrower purported to be assigned, mortgaged, charged or subjected to a security interest thereby and ranks in priority to any other Security Interests upon such undertaking and property and assets other than Permitted Encumbrances.

       (g) NO ACTIONS. Except as disclosed in Schedule Q hereto, there are no actions, suits, proceedings, inquiries or investigations existing, pending or threatened, affecting the Borrower in any court or before or by any federal, provincial or municipal or other governmental department, commission, board, tribunal, bureau or agency, Canadian or foreign, which is reasonably likely to materially and adversely affect the financial condition, property, assets, operations or Business of the Borrower, the ability of the Borrower to repay the Outstanding Borrowing or which is reasonably likely to materially and adversely affect the ability of the Borrower to perform any of its obligations under this Agreement, the Security or any other instrument contemplated hereunder, or the validity or enforceability of this Agreement or the Security.

       (h) FINANCIAL INFORMATION. The financial statements of the Borrower furnished to the Lender under this Agreement or which were furnished to the Lender to induce it to enter into this Agreement present fairly the financial condition of the Borrower as at the dates thereof. Since the preparation of the Benchmark Financials, no Material Adverse Change has occurred in respect of the financial position of the Borrower. All such financial statements and all other information, certificates, schedules, reports and other papers and data furnished to the Lender are accurate, complete and correct in all material respects, and all financial forecasts have been prepared in good faith based upon the facts and circumstances known to the Borrower at the time they were provided to the Lender and are based upon reasonable assumptions. No event has occurred or subsequent information has become available to the Borrower since the said financial forecasts were provided to the Lender which would give rise to a Material Adverse Change in the said forecasts.

       (i) NO DEFAULTS OR EVENTS OF DEFAULT. No event has occurred and is continuing, and no circumstance exists which has not been waived which constitutes a Default or Event of Default hereunder or a default or event of default in respect of any material commitment, agreement or any other instrument to which the Borrower is now a party or is otherwise bound, entitling any other party thereto to accelerate the maturity of amounts of principal owing thereunder, or which would give rise to a Material Adverse Change upon the financial condition, property, assets, operations or Business of the Borrower.

       (j) COMPLIANCE WITH LAW. The Borrower is not in violation of any terms of its constating documents or by- laws or of any law, regulation, rule, order, judgment, writ, injunction, decree, determination or award presently in effect and applicable to it, the violation of which would give rise to a Material Adverse Change.

       (k) CAPITAL. The Borrower is authorized to issue an unlimited number of common shares, and will have issued 15,027,649 by Closing as fully paid and non-assessable common shares, which are beneficially owned by and registered in the names of the following:

                   Lender                                        3,756,912
                   Striker Holdings (Canada) Inc.               11,270,737

       (l) NON-DILUTION. Except as contemplated by the Subscription Agreement, no Person now has any agreement, option or right capable of becoming an agreement or option for the pledge, purchase, subscription or issuance from the Borrower of any shares of the Borrower, issued or unissued, and no other shares in the capital of the Borrower will be issued without the prior written consent of the Lender.

       (m) LOCATION OF ASSETS. Except for inventory from time to time in the possession of freight forwarders acting on behalf of the Borrower in the ordinary course, all property and assets of the Borrower are located at the Borrower's principal place of business in Thorold, Ontario as described in Schedule E annexed hereto..

       (n) SUBSIDIARIES. The Borrower does not own any shares or voting securities of any Person and has no Subsidiaries.

       (o) PARTNERSHIP. The Borrower is not in partnership with any Person nor is it a participant in any joint venture.

       (p) TAXES. The Borrower has filed all foreign, provincial and local tax returns which are required to be filed and has paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Borrower except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The Borrower is not in arrears in the payment of any amount to any governmental body or agency including, without limitation, amounts owing or to be remitted with respect to employee withholdings for income tax or Canada Pension Plan, goods and services tax or provincial sales taxes. The charges, accruals and reserves on the books of the Borrower in respect of any taxes or other governmental charges are adequate except as described in Schedule D attached hereto.

       (q) INTELLECTUAL PROPERTY. The Borrower owns or has the right to use all patents, trademarks, trade names, copyrights, licenses and rights with respect thereto necessary for the conduct in all material respects of its Business as now conducted and as presently proposed to be conducted, without any known conflict with the rights of others, and in each case free from any lien other than Permitted Encumbrances. Schedule K attached hereto sets out details of all registered and common law trademarks, trade names and copyright property employed in the Business and all registered patents and patent applications owned by the Business or licensed by the Corporation in the operation of the Business.

       (r) SOLVENCY. The Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its Business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or the Senior Loan Agreements or by the completion of the transactions contemplated hereunder or thereunder.

       (s) MARGIN SECURITIES. The Borrower does not own any margin securities, and none of the proceeds of the borrowings hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase any margin securities.

       (t) EMPLOYEE RELATIONS. Other than as disclosed in writing to the Lender, there are no controversies pending or threatened between the Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of the Borrower, and the Borrower is in compliance in all material respects with all federal and provincial laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not give rise to a Material Adverse Change.

       (u) DISCLOSURE OF MATERIAL CONTRACTS. The Borrower has provided copies of all Material Contracts to which it is a party or by which it is bound to the Lender or its agents.

       (v)     ENVIRONMENTAL AUDIT REPORTS.   The Borrower has provided the
               Lender with all environmental audit reports and site assessment reports in its possession, including without limitation the following reports:

               o Golder Associates Ltd., 1990. Soil and Groundwater Conditions, Domtar Construction Materials Roofing and Insulation Plant, Thorold, Ontario. Report to Domtar Inc. March 1990.

               o Environmental & Safety Designs, Incorporated, EnSafe, 1991. Final Phase I Pre-Conveyance Environmental Compliance Survey, Domtar Construction Materials, Roofing and Insulation Division, Domtar Inc., Canada.

               o Jacobs Engineering Group Inc., 1995. Final Phase I Environmental Site Assessment Report, Roofing Felt Plant, 100 Ormond Street South, Thorold, Ontario (Jacobs Project No. 13-J684-01). Report to Striker Industries, Inc. June 30, 1995.

               o Jacobs Engineering Group Inc., 1995. Final Phase I Environmental Site Assessment Report Addendum, Striker Roofing Felt Facility, Thorold, Ontario. Addendums to June 30, 1995. Report to Striker Industries, Inc., August 4, 1995.

               The Borrower is in compliance with all Environmental Laws and no event has arisen since the completion of the following latest report of Jacobs Engineering Group Inc., 1995. Final Phase I Environmental Site Assessment Report Addendum, Striker Roofing Felt Facility, Thorold, Ontario. Addendums to June 30, 1995. Report to Striker Industries, Inc., August 4, 1995, which would make the said report inaccurate or incomplete.

       (w) FRENCH FORM OF NAME. The Borrower's full corporate name is Striker Paper Canada, Inc. and the Borrower has no French form of name.

       (x) REAL PROPERTY. Schedule B to this Agreement contains a complete and accurate description of the Real Property and of the Borrower's interest in the Real Property. The buildings on the Real Property are entirely within the limits of the Real Property. Except as disclosed in this Agreement, the occupation and uses to which the Real Property has been put and the construction of all buildings and structures thereon are in material compliance with all applicable statutes, by-laws, ordinances, regulations, covenants, restrictions or official plans (including, without limitation, applicable zoning by-laws, building codes, regulations and ordinances). Without limiting the generality of the foregoing, there are no outstanding work orders issued in relation to the Real Property from any governmental authority (other than work orders of which the Borrower has notified the Lender and with respect to which the Borrower is actively and diligently pursuing compliance), nor are any matters under discussion between the Borrower or the Borrower's predecessors in title and any governmental authority relating to work orders with respect to the Real Property. Except as disclosed in this Agreement, no part of the Real Property encroaches upon any lands adjoining the Real Property and there are no encroachments over or upon the Real Property. There is adequate rights of ingress and egress for the operation of the Borrower's Business. The Real Property and all appurtenances thereto and all systems and fixtures therein or relating thereto (including all plumbing, electrical, drainage systems) are in a good state of repair and maintenance, reasonable wear and tear excepted, and are adequate for the operation of the Borrower's Business. The Borrower is not aware of any pending legislative change affecting the Real Property or any condemnation or expropriation of any part thereof. No part of the Real Property is subject to any watershed, greenbelt or flood plain control or other restrictions of any conservation or other governmental authority. The Borrower has not received any notice, written or otherwise, of any Liens under the Construction Lien Act (Ontario) against the Real Property. No construction work is ongoing at the Real Property on the date of this Agreement and no construction work has taken place at the Real Property within the last 365 days.

       (y) ENVIRONMENTAL COMPLIANCE. Except as set forth in Schedule F attached to this Agreement,

               (i) all facilities and property (including underlying ground water) owned or leased by the Borrower have been, and continue to be, owned, leased or used in compliance with all Requirements of Environmental Law;

               (ii) to the best of the Borrower's knowledge there have been no past, and there are no pending or threatened:

                          A. claims, complaints notices or requests for information received by the Borrower with respect to any alleged violation of any Requirements of Environmental Law concerning the Property; or

                          B. complaints, notices or inquiries to the Borrower regarding potential liability under any Requirements of Environmental Law concerning the Property;

               (iii) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned, leased or used by the Borrower, that, singly or in the aggregate, have resulted in or may be expected to result in a Material Adverse Change and there is not now and has not been any storage tanks located beneath the surface of any such property;

               (iv) except as described in Schedule F hereof, the Borrower has been issued and is in compliance with all material permits, certificates, approvals, licenses and other authorizations under any Requirements of Environmental Law to carry on its Business;

               (v) there are no conditions that, directly or indirectly, relate to environmental matters and any property owned, leased or used by the Borrower, (whether on, above or below the lands or any structures, buildings or facilities, now or formerly owned, operated or used by the Borrower, or by adjoining properties or businesses) including, without limitation, being located within an environmentally sensitive area as determined by any governmental authority, the condition of the soil or ground water in the area, the use of urea formaldehyde foam insulation, friable asbestos fireproofing or insulation, PCBs or radioactive substances that, singly or in the aggregate have resulted in, or may be expected to result in, a Material Adverse Change; and

               (vi) the Borrower is maintaining and to the best of its knowledge its predecessors in title have maintained an appropriate environmental management system and compliance programs, policies and procedures to manage its Business and ensure compliance with the Requirements of Environmental Law and the proper understanding and management of all environmental and occupational health and safety matters.

       (z) CONTINGENT FINANCIAL OBLIGATIONS. All Contingent Financial Obligations are described in Schedule H to this Agreement, including a description of all agreements, documents or instruments under which those Contingent Financial Obligations arise or are evidenced. The Borrower has not received notice of and is not otherwise aware of any event or circumstance, whether existing or pending, which would cause any Contingent Financial Obligation to become payable or liquidated.

       (aa) PENSION AND BENEFIT PLANS. The Borrower is current with respect to all of its contributions to all pension, retirement, profit sharing and benefit plans for its employees, there are no claims existing, pending or threatened against the Borrower by any employee or regulatory authority with respect to any of those plans and there are no deficiencies with respect to any of those plans on a solvency or going concern basis.

       (bb) APPRAISED VALUE OF EQUIPMENT. Schedule G sets out true copies of all appraisals in the Borrower's possession or control which are less than two years old of the value of the equipment described in Schedule M, which appraisals shall establish a value satisfactory to the Lender.

       (cc) APPRAISED VALUE OF LAND. Schedule G sets out true copies of all available appraisals in the possession or control of the Borrower of the land and buildings of the Borrower which are less than two years old.

       (dd)    "LSVCC QUALIFICATIONS" The Borrower:

               (i) is a taxable Canadian corporation within the meaning of the Income Tax Act (Canada);

               (ii)       carries on no business other than the Business;

               (iii) not less than 90% of the fair market value of the property of the Borrower is attributable to property used by the Corporation in the Business;

               (iv) the Borrower and all corporations related to it have fewer than 501 full time employees and the ordinary place of employment for 50% or more of such full time employees is located in the Province of Ontario and the wages and salaries payable to the employees whose ordinary place of employment is located in the Province of Ontario constitutes 50% or more of the total payroll expense of the Borrower;

               (v) the carrying value of the assets of the Borrower and all corporations related to it (determined in accordance with generally accepted accounting principles) does not exceed $50,000,000; and

               (vi) except as contemplated by the Shareholders Agreement and the Subscription Agreement, there are no outstanding options or agreements by the Borrower to issue securities in the capital of the Borrower and no understandings capable of becoming such agreements.

       (ee) ELIGIBLE USE OF FUNDS. The proceeds of the loan advance contemplated by this Agreement shall not be used to fund any of the following purposes:

               (i)        relending;

               (ii) investment in land except land that is incidental and ancillary to the Business of the Borrower;

               (iii)      reinvestment outside of Canada;

               (iv) the purchasing or acquiring of the securities of any person;

               (v)        the payment of dividends

               (vi) a return of capital to the shareholders of the Borrower; or

               (vii) to carry on a business through a permanent establishment or branch operation outside of Canada.

6.2    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.    The representations and
warranties contained in this Part 6.0 shall survive the execution and delivery of this Agreement and the making of Borrowings hereunder, regardless of any investigation or examination made by the Lender or its counsel and the Lender shall be deemed to have relied upon each of such representations and warranties in making available each Borrowing hereunder.

                              PART 7.0 - COVENANTS

7.1 POSITIVE COVENANTS. From the date hereof and until the Outstanding Borrowing is repaid in full, the Borrower will observe and perform, or will cause the observance and performance of each of the following covenants, unless compliance therewith shall have been waived in writing by the Lender:

       (a) EXISTENCE. The Borrower will do or cause to be done all such things as are necessary to maintain its corporate existence in good standing, to ensure that it has at all times the right and is duly qualified to conduct its Business and to obtain and maintain all rights, privileges and franchises necessary for the conduct of its Business.

       (b) CONDUCT OF BUSINESS. The Borrower will maintain, operate and use its properties and assets, and will carry on and conduct its Business in a proper and efficient manner so as to preserve and protect such properties and assets and Business and the profits thereof.

       (c) PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES. The Borrower will duly and punctually pay or cause to be paid to the Lender the Outstanding Borrowing at the times and places and in the manner provided for herein.

       (d) PAYMENT OF TAXES AND CLAIMS. The Borrower will pay and discharge promptly when due all Taxes, assessments and other governmental charges or levies imposed upon it or upon its properties or assets or upon any part thereof, as well as all claims of any kind (including claims for labour, materials and supplies) which, if unpaid, would by law become a Lien or charge upon any such properties or assets; but the Borrower shall not be required to pay any such Tax, assessment, charge or levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books a reserve to the extent required by GAAP in an amount which is reasonably adequate with respect thereto.

       (e) BORROWER REPORTING REQUIREMENTS. The Borrower shall deliver to First Ontario Management Ltd., or such other party as the Lender may otherwise from time to time direct:

               (i) within 90 days of the Fiscal Year end of the Borrower, one copy of its annual financial statements which shall be prepared on a consolidated basis by the auditor of the Borrower, including the balance sheet and statements of income, retained earnings and changes in financial position, together with a detailed unqualified report of the auditors of the Borrower and all supporting notes and schedules (the "Annual Financials");

               (ii) within 90 days of the Fiscal Year end of the Borrower, a certificate signed by the President or Chief Financial Officer of the Borrower to the effect that the Annual Financials present fairly the financial position of the Borrower at the date thereof and have been prepared in accordance with GAAP;

               (iii) within 30 days prior to the end of each Fiscal Year an annual business plan and forecast for the next two Fiscal Years consisting of:

                   A. monthly detailed pro forma balance sheets, income statements and statements of changes in financial position for the Borrower (all prepared in accordance with GAAP) together with such explanations, notes and supporting information which are required to explain and supplement the information so provided and key assumptions (particularly relating to revenues, gross margins, costs and working capital);

                   B. a written bullet point commentary by the President or the Chief Financial Officer of the Borrower describing any changes in any Fiscal Year's budget compared to the most recent previously submitted plan and forecast for such Fiscal Years;

                   C. a capital expenditure plan indicating the nature and amount of capital expenditures proposed to be incurred in such Fiscal Years; and

                   D. a sales forecast by month for the following Fiscal Year setting out anticipated revenue and by customer with prior year comparatives and a brief note explaining each line of the said forecast; and

       (f) within 20 days after the end of each month a monthly financial report consisting of:

                   A. monthly and year-to-date financial statements on a consolidated basis in a form consistent with the business plan and as normally prepared by management for its own use which shall contain a comparison of budget to the actual results of both the current and prior year, a calculation of all the financial covenants provided for in section 7.2 hereof, and a calculation as at the end of each month of the number of days of receivables, days of inventory on an aggregate basis and days of payables reflected in each monthly statement;

                   B.     a report of aged accounts receivable by customer;

                   C. for each of the first 6 months following Closing, a report on accounts payable to monitor performance under the payout agreements in Schedule P hereto;

                   D. a written bullet point commentary signed by the President or the Chief Financial Officer of the Borrower on the material variances in actual results to date from budgeted results anticipated and on the outlook for the Business of the Borrower for the balance of the Fiscal Year in comparison to the budget for that Fiscal Year;

                   E. a certificate signed by the either the President or the Chief Financial Officer of the Borrower stating that:

                          (1) the amounts of vacation pay, wages, source deductions and taxes required to be remitted by the Borrower and those said amounts not yet due have been or will be so remitted in a timely fashion and are in good standing since the date of the last such certificate;

                          (2) the property and Business operations and activities of the Borrower are to the best knowledge of such officers in compliance in all material respects with all Environmental Laws and Environmental Orders or describing in reasonable detail any such non-compliance; and

                          (3) that the Borrower is not in breach of any of the covenants or representations and warranties contained herein, or if such is not the case, providing detailed particulars of all such breaches, together in either case with reasonably detailed evidence of compliance with all financial covenants contained herein;

                   F. for each of the first 5 Fiscal Quarters (or such longer period as First Ontario Management Ltd. may request), a summary of payments made to each creditor of its Business referred to in clause 7.1(F)C in the month then ended;

               (i) coincident with their delivery to the applicable Senior
                   Lenders, a copy of all reports and notices given or delivered to either of the Senior Lenders to the extent that they are not duplicative of the information provided for in the section 7.1(e);

               (ii) within 10 days of the respective filing with the appropriate governmental authority, the most current 10Q and 10K securities filings relating to Striker Industries, Inc. together with any attachments thereto; and

               (iii) upon each request, such further information concerning the financial position and Business operations as the Lender may from time to time request.

               All forecasts and projections contemplated in the financial reports and summaries described above shall be prepared by management of the Borrower based on the best available information and shall be applied on the basis of an analysis which shall be consistently applied.

       (g)     SII MONTHLY REPORTING.   If the current ratio of Striker
               Industries, Inc. is less than 1 to 1 at any time during a given month, the Borrower shall cause Striker Industries, Inc. to provide within 20 days after the end of the particular month a monthly financial report consisting of:

                   A. monthly and year-to-date financial statements on a consolidated basis in the form normally prepared by management for its own use which shall contain a comparison of budget to the actual results of both the current and prior year;

                   B.     a report of aged accounts receivable by customer;

                   C. for each of the first 12 months following Closing, a report on accounts payable to monitor performance under the payout agreements in Schedule P hereto;

                   D. a written bullet point commentary signed by the President or the Chief Financial Officer of the Borrower on the material variances in actual results to date from budgeted results anticipated and on the outlook for the business of Striker Industries, Inc. for the balance of the Fiscal Year in comparison to the budget for that Fiscal Year; and

                   E. for each of the first 5 Fiscal Quarters (or such longer period as First Ontario Management Ltd. may request), a report providing a summary of compliance or non-compliance by Striker Industries, Inc. with all agreements with creditors of Striker Industries, Inc. which have agreed to defer or postpone their right to receive payments.

       (h) INSURANCE. The Borrower shall insure and keep insured its Business, properties and assets, placed with such insurers and with such coverage (including without limitation business interruption insurance and all existing coverages now in place) and against such loss or damage to the full insurable value of such properties and assets without co-insurance as the Lender shall reasonably require or, in the absence of such requirement, to the extent insured against by comparable corporations engaged in comparable businesses. Upon request by the Lender, the Borrower shall promptly supply the Lender with copies of all insurance policies; losses under all such insurance policies affecting assets charged by the Security shall be payable to the Lender as loss payee as its interest may appear and each such policy shall provide for a minimum of 45 days notice to the Lender of cancellation or lapse; the Borrower shall pay or cause to be paid all premiums necessary to maintain any such insurance policies in good standing as such premiums become due and payable.

       (i) BOOKS AND RECORDS. The Borrower shall at all times maintain proper records and books of account and therein make true and correct entries of all dealings and transactions relating to its Business, shall keep such books, records and accounts relating to accounts receivable, accounts payable and payroll expenses at the principal place of business of the Borrower at the Thorold Facility and all other books, records and accounts shall be maintained at the principal offices of SII in Houston, Texas (and shall not maintain any duplicate of such books, records and accounts elsewhere except for electronic back-ups required for data recovery) and, if requested by the Lender, will make the same available for inspection by the Lender or any agent of the Lender at all times during normal business hours.

       (j) ACCESS. The Borrower will permit the Lender through its officers or employees or through any consultants or agents retained by it, upon request, to have access at any time and from time to time, during normal business hours, unless extraordinary circumstances shall otherwise require, to any of the Borrower's premises and to any records, information or data in its possession so as to enable the Lender to ascertain the state of the Borrower's financial condition or operations, and will permit the Lender to make copies of and abstracts from such records, information or data and will upon request of the Lender deliver to the Lender copies of such records, information or data.

       (k) NOTICE OF ADVERSE CHANGE. The Borrower shall give to the Lender prompt written notice of any Material Adverse Change in the condition of its Business, financial or other, or of any material loss, destruction or damage to its properties and assets.

       (l) NOTICE OF DEFAULT IN THIS AGREEMENT OR SENIOR LOAN AGREEMENTS. The Borrower shall give to the Lender prompt written notice of:

               (i)        any Default or Event of Default hereunder; and

               (ii) any event of default arising pursuant to either of the Senior Loan Agreements.

       (m) NOTICE OF LITIGATION. The Borrower will give to the Lender prompt written notice of any action, suit, litigation, or other proceeding in addition to those actions and proceedings disclosed herein which is commenced or threatened against it and which involves a claim or potential claim in excess of $25,000 or an aggregate of claims or potential claims in excess of $100,000.

       (n) REGISTRATION OF SECURITY. The Borrower will provide the Lender with such assistance and do such things as the Lender may from time to time request so that the Security and any other instruments of conveyance or assignment effected pursuant to this Agreement or otherwise will be and remain registered, recorded or filed from time to time in such manner and in such places as may in the opinion of the Lender be necessary or advisable in perfecting the Security Interests constituted thereby.

       (o) IMPLEMENT PLANS RE REOPENING OF THOROLD PLANT. The Borrower shall promptly implement and complete its plan to reopen its Thorold Plant within 12 weeks following the Closing. The Borrower shall provide the Lender with progress reports every two weeks on this project and advise the Lender in writing of the completion of the work.

       (p) AFTER ACQUIRED PROPERTY AND FURTHER ASSURANCES. The Borrower shall notify the Lender in writing in advance of any proposed acquisition by the Borrower of any material property or asset including a full description of such property or asset, and the Borrower shall from time to time execute and deliver to the Lender, in form satisfactory to the Lender and its counsel, all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge, charge or security interest in connection with all property or assets acquired by the Borrower after the date of this Agreement, including any insurance thereon.

       (q) NON-DILUTION. Except as contemplated by the Subscription Agreement, the Borrower shall not enter into or grant any agreement, option or right capable of becoming an agreement or option for the pledge, purchase, subscription or issuance from the Borrower of any shares of the Borrower, issued or unissued, and no other shares in the capital of the Borrower will be issued without the prior written consent of the Lender.

       (r)     ENVIRONMENTAL MATTERS.  The Borrower shall,

               (i) use and operate all of its facilities and properties in compliance with all Requirements of Environmental Law, keep all permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Requirements of Environmental Law;

               (ii) immediately notify the Lender of any event or occurrence that will, or is likely to give rise to a report, inquiry or investigation and provide copies upon receipt of all written claims, complaints, investigations, notices or inquiries relating to the condition of the Borrower's facilities and properties or compliance with Requirements of Environmental Law, and shall proceed diligently to resolve any such claims, complaints, investigations, notices or inquiries relating to compliance with Requirements of Environmental Law in a manner which in the judgment of the Lender is appropriate in the circumstances and not adverse to the interests of the Lender under this Agreement;

               (iii) immediately notify the Lender of any proposed business activity to be conducted by the Borrower that involves the use or handling of Hazardous Materials or which increases the potential environmental liability of the Borrower in any manner;

               (iv) immediately notify the Lender of any proposed change in the use or occupation of any real property occupied by the Borrower before the change occurs or of any proposal of the Borrower to acquire or become a tenant in any real property;

               (v) immediately notify the Lender of any release of any Hazardous Material or of any other environmental incident affecting the Borrower or any of its properties or assets that has resulted or may result in a Material Adverse Change;

               (vi) provide such information and certifications which the Lender may reasonably request from time to time to evidence compliance by the Borrower of all its obligations under this Agreement and the Security Documents;

               (vii) undertake, at the Borrower's expense, such environmental audits or studies on any property owned, leased or used by the Borrower or the operations of its Business as the Lender may reasonably request;

               (viii) provide, at the Borrower's expense, all third party consents, authorizations and directions that are required to permit any inspection or review of any property owned, leased or used by the Borrower and the activities carried out thereon and the Borrower hereby consents to the release to the Lender, or its representatives, of information relating to the same and compliance by the Borrower and others having an interest in the same with all Requirements of Environmental Law; and

               (ix) maintain an appropriate environmental management system and compliance programs, policies and procedures to manage its Business and ensure compliance with the Requirements of Environmental Law and the proper understanding and management of all environmental and occupational health and safety matters.

       (s)     PAYROLL DEDUCTION PLAN.   To facilitate the purchase of shares
               in the capital of the Lender by the employees of the shall implement a payroll deduction plan satisfactory to the Lender pursuant to which the Borrower will match employee contributions to a maximum of $1,500 per employee per year.

7.2 FINANCIAL COVENANTS. The Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculations and determination of each such financial covenant, and all accounting terms contained therein, shall be calculated and construed in accordance with GAAP:

       (a) WORKING CAPITAL RATIO. The Borrower shall at all times after Closing maintain a Working Capital Ratio of not less than 1 to 1 provided that for the period commencing on Closing to and including June, 1998, the Working Capital Ratio may be as low as, but no lower than, 0.40 to 1 and for the period from July, 1998 to December, 1998, the Working Capital Ratio may be as low as, but no lower than, 0.75 to 1.

       (b) WORKING CAPITAL. The Borrower shall at all times after November, 1998 maintain Working Capital of not less than $200,000.

       (c) EFFECTIVE NET WORTH. The Borrower shall at all times after March, 1998 maintain an Effective Net Worth of not less than $11,500,000.

       (d) DEBT TO EFFECTIVE NET WORTH. The Borrower shall at all times after March, 1998 maintain a ratio of Debt to Effective Net Worth of not more than 0.50 to 1.

       (e) DEBT SERVICE COVERAGE. Borrower shall at all times after Closing to and including January, 1999 maintain Debt Service Coverage of no less than 2, provided that for the period commencing July, 1998 to and including August, 1998, the Debt Service Coverage may be as low as, but no lower than, 1 and the Borrower shall at all time after February, 1999 maintain Debt Service Coverage of no less than 1.25.

7.3 NEGATIVE COVENANTS. From the date hereof and until the Outstanding Borrowing is paid in full, the Borrower shall adhere to the following covenants unless waived in writing by the Lender:

       (a) NOT TO AMALGAMATE, ETC. The Borrower shall not enter into any transaction or series of related transactions (whether by way of amalgamation, merger, winding-up, consolidation, reorganization, reconstruction, continuance, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, properties, rights or assets would become the property of any other Person or, in the case of amalgamation or continuance, of the continuing corporation resulting therefrom.

       (b) NEGATIVE PLEDGE. The Borrower shall not create, assume, incur or suffer to exist any Security Interest in or upon any of their respective undertakings, properties, rights or assets except for:

               (i)        Permitted Encumbrances; and

               (ii) Security Interests in respect of which the Lender has given its prior written consent as to existence and ranking.

       (c) NO GUARANTEES. The Borrower shall not be or become liable, directly or indirectly, contingently or otherwise, for any obligation of any other Person by Guarantee other than as permitted hereunder.

       (d)     RESTRICTIONS ON SUBSIDIARIES, INVESTMENTS AND LOANS.   The
               Borrower shall not, directly or indirectly, acquire or form any Subsidiary or make any loan to or investment in, or purchase or otherwise acquire or hold any shares or securities of, any other Person except as contemplated herein. The Borrower shall not become a partner in any partnership or a participant in any joint venture.

       (e) RELOCATION OF ASSETS. The Borrower shall not locate or permit to be situated any of its property or assets in any jurisdiction other than as set out in section 6.1(m) without having first (i) obtained the prior consent of the Lender in writing and (ii) taken such action as is necessary to perfect a Security Interest in favour of the Lender in such property or assets; (iii) if a leasehold premises, obtained a form of non-disturbance agreement satisfactory to the Lender, and (iv) delivered such opinions of counsel with respect thereto as the Lender may reasonably require, all at the Borrower's expense.

       (f) PAYMENTS TO SHAREHOLDERS. The Borrower shall not declare or make any payment to any shareholder other than the Lender and other than management fees to Striker Industries, Inc. without the prior written consent of the Lender.

       (g) MANAGEMENT FEES. The Borrower shall not make any payment to any Person other than the Lender in respect of management fees without the prior written consent of the Lender except as contemplated by the Shareholders Agreement.

       (h) CAPITAL EXPENDITURES. The Borrower shall not, during any Fiscal Year, make Capital Expenditures in excess of the Permitted Capital Expenditures.

       (i) DISPOSITION OF ASSETS. The Borrower shall not sell, assign, transfer, lease (as lessor) or otherwise dispose to any Person, including any non-arm's length Persons (within the meaning of the Income Tax Act (Canada)) of any of its properties or assets other than inventory in the ordinary course of business.

       (j) INVENTORY AND BONA FIDE. All sales of inventory by the Borrower to Striker Industries, Inc. or any other affiliated corporation shall be priced at market prices applicable to transactions between parties dealing at arm's length. At the request of the Lender, and in any event, no less than every six month period, the Borrower shall hire a consultant, satisfactory to the Lender, to confirm compliance with this principle.

       (k) CHANGE OF BUSINESS. The Borrower shall not change the nature of its Business or discontinue any of its material business.

       (l) NO AMENDMENT TO SENIOR LOAN AGREEMENTS. The Borrower shall not amend its organizational documents or change its Fiscal Year end or agree to any amendment or refinancing of the terms, conditions and provisions of either of the Senior Loan Agreements as such exist on the Closing Date.

       (m) NO REDUCTION IN INSURANCE COVERAGE. The Borrower shall not reduce the extent or scope of its insurance coverage without the prior written consent of the Lender.

                              PART 8.0 - SECURITY

8.1 OBLIGATION TO PROVIDE. As security for the repayment of the Outstanding Borrowing, and the discharge and performance of all obligations of the Borrower to the Lender hereunder, the Borrower shall issue or cause to be issued in favour of the Lender the security contemplated under this Part 8.0.

8.2 SECURITY. The Borrower shall execute and deliver to or shall cause to be executed and delivered to the Lender in form and substance satisfactory to the Lender the following documents:

       (a) a general security agreement creating a floating charge on all the undertaking, property and assets of the Borrower including, without limitation, all licenses and leases in registerable form (as appropriate);

       (b)     the Inter-Lender Agreement;

       (c) an assignment of insurance policies and proceeds thereof issued to the Borrower covering its Business or Property;

       (d) an assignment of key person life insurance on the life of David Collins in the amount of $1,000,000 (such assignment to be acknowledged by the insurer and to be excluded from the security of either of the Senior Lenders);

       (e) a guarantee from Striker Industries, Inc. in respect of the obligations of the Borrower pursuant to this Agreement and the Shareholders Agreement;

       (f) guarantees from Striker Holdings (Canada) Inc., in respect of the obligations of the Borrower pursuant to this Agreement and the Shareholders Agreement such guarantees to be secured by a pledge to the Lender of the shares of the Borrower held by Striker Holdings (Canada) Inc.; and

       (g) all such other security agreements which the Lender may reasonably require.

8.3 FURTHER ASSURANCES. The Borrower from time to time shall deliver to the Lender duly executed documents in form and substance satisfactory to the Lender and its counsel as may be reasonably requested by the Lender for the purpose of giving effect to this Agreement or the Security or for the purpose of establishing compliance with the representations, warranties and conditions of this Agreement.

                          PART 9.0 - EVENTS OF DEFAULT

9.1 EVENTS OF DEFAULT. Notwithstanding anything to the contrary herein, the Outstanding Borrowing shall, at the option of the Lender, become immediately due and payable to the Lender and the Security shall, at the option of the Lender, become immediately enforceable upon the occurrence of any of the following events:

       (a) FAILURE TO PAY PRINCIPAL OR INTEREST - if the Borrower fails to make payment within 3 Business Days of the day on which any principal amount or interest payable hereunder is due;

       (b) FAILURE TO PAY OTHER AMOUNTS - if the Borrower fails to make payment when due of any amount payable hereunder other than principal or interest and if such payment is not made within 5 Business Days of the day on which such payment is due;

       (c) FALSE REPRESENTATIONS, ETC. - if any representation, warranty, certificate, statement or report made or given herein or otherwise in connection with this Agreement or any advance of the Credit Facility is false or erroneous in any material respect;

       (d) CROSS-DEFAULT - if: the Borrower defaults in the payment, when due, of any Indebtedness to any Person in an amount of $25,000 or more or to any Person or Persons in an aggregate amount of $100,000, and such default has not been waived by such Person(s); or such Indebtedness is validly accelerated or otherwise becomes due and payable prior to the stated maturity thereof;

       (e) CROSS DEFAULT TO THE SENIOR LOAN AGREEMENT - if the Borrower is in default of any obligation which has not been waived by either of the Senior Lenders under the applicable Senior Loan Agreement and either of the Senior Lenders shall have validly accelerated the obligations of the Borrower pursuant to the applicable Senior Loan Agreement;

       (f) CROSS DEFAULT TO SHAREHOLDERS AGREEMENT OR SUBSCRIPTION AGREEMENT - if the Borrower, SII or Striker Holdings (Canada) Inc. is in default of any obligation to the Lender pursuant to the Subscription Agreement, the Share Call Agreement or the Shareholders Agreement;

       (g) DEFAULT IN OTHER COVENANTS - if, other than in respect of any covenant to pay, there is any default or failure in the observance or performance of any other act hereby required to be done or any other covenant or condition hereby required to be observed or performed, and the default or failure continues for 5 Business Days after notice by the Lender to the Borrower specifying such default or failure;

       (h) DEFAULT IN MATERIAL FINANCING AGREEMENT - if there is any default or failure in the observance or performance of any other act required to be done, or any other covenant or condition required to be observed or performed, in any material financing agreement, or other agreement contemplated thereby, pursuant to which a Person has taken steps to enforce its security against Striker Industries, Inc. in connection with an amount in contest of $25,000 or more;

       (i) INSURANCE LAPSE - if any insurance on the properties or assets of the Borrower lapses and such coverage shall not be reinstated within 15 Business Days of such lapse;

       (j) INSOLVENCY - if the Borrower is unable to pay its debts as such debts become due, or is, or is adjudged or declared to be, or admits to being, bankrupt or insolvent;

       (k) VOLUNTARY PROCEEDINGS - if the Borrower makes a general assignment for the benefit of creditors; or any proceeding or filing is instituted or made by the Borrower seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any similar law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties or assets; or the Borrower takes any corporate action to authorize any of the actions set forth in this section 9.1(k);

       (l) INVOLUNTARY PROCEEDINGS - if any notice of intention is filed or any proceeding or filing is instituted or made against the Borrower in any jurisdiction seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties or assets or seeking possession, foreclosure or retention, or sale or other disposition of, or other proceedings to enforce security over, all or a substantial part of the assets of the Borrower unless the same is being contested actively and diligently in good faith by appropriate and timely proceedings and is dismissed, vacated or stayed within 30 days of institution thereof;

       (m) RECEIVER, ETC. - if a receiver, liquidator, trustee, sequestrator or other officer with like powers is appointed with respect to, or an encumbrancer takes possession of, or forecloses or retains, or sells or otherwise disposes of, or otherwise proceeds to enforce security over any of the properties or assets of the Borrower or gives notice of its intention to do so;

       (n) EXECUTION, DISTRESS - if any writ, attachment, execution, sequestration, extent, distress or any other similar process becomes enforceable against the Borrower or if a distress or any analogous process is levied against any of the properties or assets of the Borrower having a value in any particular instance of $25,000 or more, and in the aggregate of all such properties and assets so effected, having a value of $100,000 or more, except where the same is being contested actively and diligently in good faith by appropriate and timely proceedings;

       (o) SUSPENSION OF BUSINESS - if the Borrower suspends or ceases, or gives notice to the Lender (or any agent or counsel thereof), any other creditors or any employees of its intention to suspend or cease, its Business other than in connection with a annual scheduled shutdown for equipment maintenance or inventory adjustment not exceeding six weeks in any calendar year;

       (p) SALE - if the Borrower sells or otherwise disposes of, or gives notice to the Lender (or any agent or counsel thereof), any other creditors or any employees of its intention to sell or otherwise dispose of, all or a substantial part of its undertaking and property and assets whether in one transaction or a series of related transactions;

       (q) IMPAIRMENT OF SECURITY - if in the sole and unfettered opinion of the Lender and its counsel any Security may be or becomes impaired, invalid, unperfected or unenforceable unless such impairment, invalidity, unperfection or unenforceability was solely caused by or was the result of an omission by the Lender;

       (r) MATERIAL CHANGE - if there is a Material Adverse Change in the Business or affairs of the Borrower;

       (s) LITIGATION - if the Borrower fails, within 30 days of the commencement of same, to contest actively and diligently in good faith by appropriate and timely proceedings any action, suit, litigation or other proceeding commenced against it with the result that the Borrower is exposed to a liability of $25,000 or more; and

       (t) DEATH OF KEY PERSON - if Mr. David Collins should become deceased.

9.2 APPLICATION OF ASSIGNED LIFE INSURANCE POLICY. In the event of an Event of Default pursuant to paragraph 9.1(t) hereof, all proceeds of the insurance policy on the life of Mr. David Collins shall be applied to the obligations of the Borrower pursuant this Agreement.

9.3 LENDER MAY WAIVE. The Lender may at any time waive any Default or Event of Default which may have occurred, provided that no such waiver shall extend to or be taken in any manner whatsoever to affect any subsequent Default or Event of Default or the rights or remedies resulting therefrom. No such waiver shall be effective unless given by the Lender in writing.

9.4    ACCELERATION.  If any Event of Default shall occur,

       (a) the whole or any part of the principal amount of the Outstanding Borrowing and all accrued and unpaid interest thereon, and

       (b)     all other payments due under this Agreement,

shall, at the option of the Lender, become immediately due and payable with interest thereon, at the rate or rates determined as provided in this Agreement, to the date of actual payment thereof, all without additional notice presentment, protest, demand, notice of dishonour or any other demand or notice whatsoever, all of such are hereby expressly waived by the Borrower. In such event the Security shall become immediately enforceable and the Lender may, in its discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the Borrower authorized or permitted by law for the recovery of all the obligations and proceed to exercise any and all rights under this Agreement and under the Security, and no such remedy for the enforcement of the rights of the Lender shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

9.5 TERMINATION OF LENDERS' OBLIGATIONS. The occurrence of an Event of Default terminates any right of the Borrower to obtain any further credit from the Lender pursuant to this Agreement and relieves the Lender of any obligation to provide any further credit under this Agreement.

9.6 MONITOR. Upon the occurrence of an Event of Default, and until such Event of Default is cured, the Lender shall have the right to require the Borrower to appoint Crosbie Capital Management Inc. or such other financial adviser as the Lender may specify, as monitor to provide on-going reports to the Lender on the financial condition and prospects of the Borrower. The reasonable expenses of such monitor shall be paid by the Borrower.

9.7 REMEDIES ARE CUMULATIVE. For greater certainty, the rights and remedies of the Lender under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law; and any single or partial exercise by the Lender of any right or remedy for a Default or Event of Default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy to which the Lender may be lawfully entitled for the same default or breach, and any waiver by the Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained and any indulgence granted by the Lender shall be deemed not to be a waiver of that or any subsequent default.

9.8 CASH COLLATERAL ACCOUNTS. Upon the occurrence of an Event of Default and in addition to any other rights or remedies of the Lender hereunder, the Lender as and by way of collateral security shall be entitled to deposit and retain in an account to be maintained by the Lender (with interest) amounts which are received by the Lender from the Borrower hereunder or as proceeds of realization of any Security to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Borrower to the Lender hereunder.

9.9 INTEREST RATE ADJUSTMENT. If the Lender receives cash proceeds from a realization on its Security and the Lender is otherwise entitled to receive and retain the same, but instead establishes a cash collateral account as contemplated by section 9.8 hereof and the principal monies in that cash collateral account are subsequently applied in payment of obligations of the Borrower (the "Subsequently Applied Amount"), then, notwithstanding any other term hereof, the obligation of the Borrower to pay interest on the Subsequently Applied Amount shall be limited to the interest actually accruing in the cash collateral account for the period commencing 45 days following the deposit of the said sum to the cash collateral account until such sum is subsequently applied in payment of the obligations of the Borrower.

                       PART 10.0 - ENVIRONMENTAL MATTERS

10.1 REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants as follows, except as disclosed in Schedule F attached hereto:

       (a) The Borrower's business has been operated in compliance in all material respects with all applicable Environmental Laws and with all permits, licenses and authorizations issued pursuant to Environmental Laws.

       (b) There are no claims, investigations, litigation, administrative proceedings, whether pending or to the best of the Borrower's knowledge, threatened relating to any Contaminants, Releases or other forms of pollution or alleged violation of applicable Environmental Laws (collectively Environmental Matters) that may reasonably be expected to have a give rise to a Material Adverse Change upon the Borrower. The Borrower has not assumed any material liability of any other Person for response, removal, remediation, investigation, clean up, compliance or required capital expenditures in connection with any matter arising prior to the date hereof.

10.2 ENVIRONMENTAL COVENANTS. The Borrower covenants with the Lender as follows:

       (a) COMPLIANCE. The Borrower shall comply in all respects with the requirements of any Environmental Law applicable to it.

       (b) NOTIFICATION. The Borrower shall promptly forward to the Lender copies of all material orders, notices, permits, applications or other communications and reports in connection with any Environmental Law affecting or relating to the Property or the operations and activities of the Borrower.

10.3 INDEMNITY. The Borrower shall at all times indemnify and hold the Lender harmless against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of any nature whatsoever suffered or incurred by the Lender, whether upon realization of the Security, or as lender to the Borrower, or as successor to or assignee of any right or interest of the Borrower, or as a result of any order, investigation or action by any governmental or regulatory authority relating to the Borrower or its Business or Property or as privileged or hypothecary creditor or mortgagee in possession of Property or as successor or successor-in-interest to the Borrower as a result of any taking of possession of all or any of the Property or by any other means relating to the Borrower, under or on account of any breach of Environmental Law, with respect to:

       (a) the Release of a Contaminant, the threat of the Release of any Contaminant, or the presence of any Contaminant affecting any Property, whether or not the same originates or emanates from such Property, including any loss of value of the Property as a result of any of the foregoing,

       (b) the Release of a Contaminant owned by, or under the charge, management or control of the Borrower, or any predecessor or assignor of the Borrower,

       (c) any costs incurred by any federal, provincial, state, municipal, local or other governmental or regulatory authority or any other person or damages from injury to, destruction of, or loss of natural resources in relation to, the Property or elsewhere, including reasonable costs of assessing such injury, destruction or loss incurred under any Environmental Laws,

       (d) liability for personal injury or property damage arising by reason of any civil law offenses or quasi-offenses or under any statutory or common law tort or similar theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of a dangerous activity at, near, or with respect to the Property or elsewhere, and/or

       (e) any other environmental matter affecting the Property or the operations and activities of the Borrower within the jurisdiction of any federal, provincial, municipal, state or local environmental agency.

The obligations of the Borrower under this section 10.3 shall arise upon the discovery of the presence or Release of any Contaminant, whether or not any federal, provincial, municipal, state or local environmental agency has taken or threatened any action in connection with the presence of any Contaminant.

10.4 SCOPE OF INDEMNITY. The Borrower acknowledges that the Lender has agreed to make the Borrowings available in reliance upon its representations, warranties, and covenants in this Part. For this reason, it is the intention of the Borrower and the Lender that the provisions of this Part shall supersede any other provisions in this Agreement, or the Security which in any way limit the liability of the Borrower and the Borrower shall be liable for any obligations arising under or in connection with this Part even if the amount of the liability incurred exceeds the Outstanding Borrowing. The obligations of the Borrower arising under this Part are absolute and unconditional and shall not be affected by any act, omission or circumstance whatsoever, except in respect of negligence or wilful misconduct by the Lender. The obligations of the Borrower arising under this Part shall survive the repayment of the Outstanding Borrowing and shall survive the transfer of any or all right, title and interest in and to any Property by the Borrower to any person.

10.5 CONSULTANTS, ETC. The Lender may employ lawyers, engineers, scientists, or consultants of the Lender's choice at the expense of the Borrower. Any engineer, scientist, or consultant so engaged by the Lender may upon notice to the Borrower enter onto the premises of the Borrower for the purpose of any inquiry and may make any necessary excavation or bore holes and take samples of any material or substance, and record or copy any information by any method. The Lender shall ensure that any such Person employed by or acting on behalf of the Lender shall conduct itself and any inquiry or other activity on or in respect of any Property in a manner which does not disrupt the Business of the Borrower or which results in a breach of any Environmental Law. The Borrower hereby consents to any inquiries by the Lender or any lawyers, engineers, scientists, or consultants engaged on its behalf under any freedom of access or freedom of information legislation and agrees to execute such further consents or documents as may be necessary to give effect to this section 10.5. The Lender shall not disclose to any Person any of the information obtained as a result of the foregoing without the prior written consent of the Borrower unless disclosure is required by law, in which case the Lender shall notify the Borrower and provide the Borrower with a reasonable opportunity to oppose the disclosure of such information.

10.6 FEES AND EXPENSES. If the Lender retains the services of any lawyer, engineer, scientist, or consultant in connection with the subject of this Part, the Borrower shall pay the out-of-pocket costs and fees thereby incurred if retained and applicable to such party as a result of any breach of Environmental Law or in connection with any inquiry or investigation by a federal, provincial, municipal, state or local government or agency in connection with Environmental Law or if the services performed are reasonably necessary for the performance of the functions of the Lender under this Agreement or for the preservation or protection of the Security.

10.7 INTEREST. If the Lender incurs any obligations, costs or expenses under this Part or in respect of any Environmental Activity covered by this Part, the Borrower shall pay the same to the Lender on demand in respect of such party's obligations, and if such payment is not received within ten days, such amount will be treated as a Borrowing and the Borrower will pay interest thereon at the Interest Rate, which shall accrue from the date of expiry of such ten-day period to the date of payment.

10.8 ENVIRONMENTAL COMPLIANCE. If the Borrower provides the Lender with any notification required under section 6.1(y) or 10.2 hereof or if the Lender otherwise receives any environmental information, the Lender in its sole discretion, may determine that an adverse change in the environmental condition of the Borrower has occurred, which decision shall constitute, in the absence of manifest error, conclusive evidence of the adverse change. Following such determination, the Lender may provide to the Borrower directions or instructions as to the remedial action to be undertaken by the Borrower with respect to such adverse change, and the Borrower shall comply with any such direction or instruction diligently and at its own expense. Notwithstanding the issuance of any such direction or instruction, the Borrower shall remain solely responsible for compliance with all Requirements of Environmental Law with respect to its assets, properties and Businesses and the Lender shall not, and shall not be deemed to, assume or be charged with any liability or obligation with respect to such compliance.

                              PART 11.0 - GENERAL

11.1 NOTICES. Any notice, request or other communication hereunder to any of the parties hereto shall be in writing and be well and sufficiently given if delivered personally or sent by prepaid registered mail to its address or by telecopier to the number and to the attention of the person set forth below:

       (a)     In the case of the Borrower:

               Striker Paper Canada, Inc.
               100 Ormond Street South
               P.O. Box 10
               Thorold, Ontario
               L2V 3Y7

               Attention: David A.  Collins

               Telecopier No.: (905) 227-8385

               With a copy to:

               Robert I. Beck and to Will Lambert

               Lang Michener
               BCE Place
               2500 -181 Bay Street
               Toronto, Ontario
               M5J 2T7

               Telecopier No.: (416) 365-1719

       (b)     In the case of the Lender:

               First Ontario Labour Sponsored Labour Fund Ltd.
               c/o First Ontario Management Ltd.
               234 Eglinton Avenue East
               Suite 310
               Toronto, Ontario
               M4P 1L1

               Attention: Mr. Ken Delaney, President

               Telecopier No.: (416) 487-1345

               With a copy to:

               Gowling, Strathy & Henderson
               Suite 4900, P.O. Box 438
               Commerce Court West
               Toronto, Ontario
               M5L 1J3

               Attention: R. Douglas Kneebone

               Telecopier No.: (416) 862-7661

Any such notice shall be deemed to be given and received, if delivered, when delivered, and if mailed, on the third Business Day following the date on which it was mailed, unless an interruption of postal services occurs or is continuing on or within the three Business Days after the date of mailing in which case the notice shall be deemed to have been received on the third Business Day after postal service resumes and if sent by telecopier on the next Business Day after the day on which the telecopy is sent. Either party may by notice to the other, given as aforesaid, designate a changed address or telecopier number.

11.2 PERFORMANCE OF COVENANTS BY THE LENDER. If any of the covenants or obligations contained herein shall not be performed by the Borrower, the Lender may perform such covenant or obligation and, if in so doing the Lender spends money or incurs liability, the amount of money so spent or liability incurred shall be added to the principal of Outstanding Borrowing.

11.3 INDEMNITY. In addition to any other indemnity provided for herein, the Borrower hereby indemnifies the Lender on demand against any loss (other than loss of profit), expense or liability which the Lender may sustain or incur as a consequence of the action or inaction of the Borrower in connection with:

       (a) any default in payment of the principal amount of any Borrowing or any part thereof or interest accrued thereon, as and when due and payable;

       (b) any failure to fulfill on or before any Borrowing Date the conditions precedent to any Borrowing as provided for in this Agreement, if as a result of such failure such Borrowing is not made on such date;

       (c)     the occurrence of any Event of Default; or

       (d) any misrepresentation made by the Borrower herein or in any instrument in writing delivered to the Lender in connection with this Agreement,

excluding only any loss arising as a result of the Lender's negligence.

11.4 PUBLICITY. The Lender shall be entitled to publicity in connection with the transactions contemplated in this Agreement. Such publicity will be reviewed with the Borrower and approved by the Borrower prior to its publication. Subject to the obligations and constraints of the Borrower as a public company, the Borrower will not unreasonably withhold its approval to such publication.

11.5 NO SET-OFF OR COUNTERCLAIM. The obligation of the Borrower to make payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set-off, compensation, counterclaim, recoupment, defence or other right which the Borrower may have against the Lender.

11.6 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.7 TIME OF ESSENCE. Time shall, in all respects, be of the essence of this Agreement.

11.8 ASSIGNMENT. The Borrower may not assign this Agreement or any part hereof without the prior written consent of the Lender. The Lender shall be entitled to assign this Agreement.

11.9 ENTIRE AGREEMENT. This Agreement, together with any security or other instrument contemplated hereby, constitutes the entire agreement between the parties with respect to the matters covered hereby and supersedes any other prior agreements or representations.

11.10 AMENDMENTS. No amendment, modification or waiver of any provision of this Agreement or consent by the Lender to any departure from any provision of this Agreement is in any way effective unless it is in writing and signed by the Borrower (in respect of an amendment or modification), and the Lender, in which event the amendment, modification, waiver or consent is effective only in the specific instance and for the specific purpose for which it is given.

11.11 LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract and the parties hereby submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

11.12 CONFLICT. In the event that there is any conflict between the provisions contained in this Agreement and the provisions contained in any document delivered pursuant hereto or in connection herewith including, without limitation, the Security, the provisions of this Agreement shall have priority over and shall override the provisions contained in the other document.

11.13 LOAN PARTICIPATION. The Lender reserves the right to sell, assign or transfer or grant a participation in the Credit Facility, in whole or in part, to one or more Persons (the "Participants"), without notice to, or the consent of the Borrower. For the purpose of selling, assigning, transferring or granting a participation, a Lender may disclose, on a confidential basis, to a potential Participant such information concerning the Borrower as the Lender considers appropriate. The Borrower agrees to execute and deliver such further documentation and take such further action as the Lender considers necessary or advisable to give effect to such sale, assignment, transfer or grant of participation. In the case of sale, assignment, transfer or granting of a participation, the Participant shall have, to the extent of such sale, assignment, transfer or grant of participation, the same rights and obligations as it would have if it were the Lender on the Closing Date and as such had executed this Agreement and the Security and any other instrument contemplated hereunder as required.

11.14 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

                                        STRIKER PAPER CANADA, INC.

                                                                           c/s

                                        By:
                                           --------------------------------
                                           Name:  Matthew Pond
                                           Title: CFO


                                        FIRST ONTARIO LABOUR SPONSORED
                                        INVESTMENT FUND LTD.


                                        By:
                                           --------------------------------
                                           Name:  Ken Delaney
                                           Title: President


May 18, 1998

                                   SCHEDULE A
                                 DEFINED TERMS


         (a) "AFFILIATES" shall have the meaning ascribed to that term in the Business Corporations Act (Ontario).

         (b) "AGREEMENT" means this agreement and the schedules hereto and any amendments or supplements to this agreement or the schedules at any time and from time to time.

         (c) "APPLICABLE LAW" means, at any time, with respect to any Person, property, transaction or event, all applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, consents, approvals, by-laws, permits, authorizations, guidelines, orders and policies of any governmental or regulatory body or Persons having authority over any of the parties hereto.

         (d) "BENCHMARK FINANCIALS" means the financial statements of the Borrower and the notes thereto which are attached as Schedule A-1 hereto.

         (e) "BORROWING" means all advances made pursuant to this Agreement pursuant to the First Advance and the Second Advance;

         (f) "BORROWING DATE" means a Business Day on which a Borrowing is made.

         (g) "BUSINESS" means the business of the Borrower of manufacturing and selling dry felt products.

         (h) "BUSINESS DAY" means a day on which banks are open for business in Toronto, Ontario other than a Saturday, Sunday or such other day as banks in Toronto, Ontario are authorized or required to be closed for business.

         (i) "CAPITAL" means, at any particular time, the total of Debt and Equity.

         (j) "CAPITAL EXPENDITURES" means expenditures by the Borrower which would be classified as capital in nature according to GAAP.

         (k) "CAPITALIZED LEASE OBLIGATIONS" means monetary obligations under agreements for the lease or rental of real or personal property that in accordance with GAAP are required to be capitalized.

         (l) "CASH FLOW PLAN" means the cash flow plans attached as Schedule N to this Agreement.

         (m) "CLOSING" means the date of the advance of the First Advance by the Lender to the Borrower under the Credit Facility.

         (n)     "CLOSING DATE" means March 20, 1998.

         (o) "CONTAMINANT" includes, but is not limited to, any pollutant, dangerous, toxic or hazardous substance, waste of any description whatsoever, hazardous materials or contaminants including any of the foregoing as defined in any Environmental Law.

         (p) "CONTINGENT FINANCIAL OBLIGATION" means, at any time and without duplication, any obligation of the Borrower guaranteeing, indemnifying or securing or in effect guaranteeing, indemnifying or securing, whether directly or indirectly, any indebtedness, liability or obligation, absolute or contingent, of any other Person, as determined in accordance with GAAP.

         (q) "CREDIT FACILITY" means the credit facility made available under Part 2.0.

         (r) "CURRENT ASSETS" and "CURRENT LIABILITIES" mean, at any particular time, the aggregate of the amount of the entries which would, in accordance with GAAP, be classified upon the balance sheet of the Borrower as at such time as current assets and current liabilities, respectively, of the Borrower, provided that, notwithstanding any other provision hereof, current assets shall not include advances of any kind by the Borrower to Related Parties or any indebtedness of any kind owed to the Borrower by Related Parties or any Intangible Assets and that, further, current liabilities shall not include either loans by Shareholders or the long-term portion of loans by other Persons and which loans have been postponed and subordinated to the indebtedness of the Borrower to the Senior Lender pursuant to the Inter-Lender Agreement.

         (s) "DEBT" means, at any particular time, the aggregate amount of all Current Liabilities and all long-term debt (both the current and non-current portions) of the Borrower as such amounts would be classified on the balance sheet of the Borrower in accordance with GAAP at such time, provide that, notwithstanding any other provision hereof, "Debt" shall not include either loans by Shareholders (other than the Lender) or the long-term portion of loans by other Persons and which loans have been postponed and subordinated to the indebtedness of the Borrower to the Senior Lender pursuant to the Inter-Lender Agreement.

         (t) "DEBT SERVICE COVERAGE" means, for any particular Fiscal Period, the number determined by subtracting the amount of Capital Expenditures and the amount of dividends paid by the Borrower for such Fiscal Period from the EBITDA for such Fiscal Period and then dividing the resulting number by the number obtained by performing the following calculation with respect to such Fiscal Period:

                     Total Principal + Interest Expenses + Lease Payments

         (u) "DEFAULT" means any of the events described in section 9.1 regardless of whether any requirement in connection with such event for the giving of notice, the lapse of time, or the happening of any further condition, event or act has been satisfied or met.

         (v) "EBITDA" means, in respect of any particular Fiscal Period, the aggregate of each of the following:

                 (i)      the Net Income;

                 (ii)     Interest Expenses;

                 (iii)    income tax expenses, including deferred income taxes;

                 (iv) depreciation and amortization expenses and other non-cash expenses; and

                 (v)      Lease Payments.

                 all as determined at the end of the said Fiscal Period by the auditors of the Borrower in accordance with GAAP.

         (w) "EFFECTIVE NET WORTH" means, at any particular time, the aggregate of each of the following, all calculated in accordance with GAAP:

                 (i)      Equity; and

                 (ii) loans by Shareholders (other than the Lender) and the long-term portion of loans by other Persons which loans have been postponed and subordinated to the indebtedness of the Borrower to the Senior Lender;

                 less the aggregate of:

                 (iii) any indebtedness owed to the Borrower, on either a secured or unsecured basis, by Related Parties;

                 (iv) any amounts invested by the Borrower by way of equity, in Related Parties; and

                 (v)      any Intangible Assets.

         (x) "ENVIRONMENTAL ACTIVITY" means any past, present or future activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation or its Release into the natural environment including the movement through or in the air, soil, subsoil, surface water or groundwater.

         (y) "ENVIRONMENTAL LAWS" means any and all federal, provincial, municipal, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licences, agreements or other governmental restrictions having the force of law relating to the environment, occupational health and safety, health protection or any Environmental Activity.

         (z)     "EVENT OF DEFAULT" means any of the events described in
                 section 9.1, provided that any requirement in connection with such event for the giving of notice, the lapse of time or the happening of any further condition, event or act has been satisfied or met.

         (aa) "EQUITY" means, at any particular time, the amount which would, in accordance with GAAP, be classified upon the balance sheet of the Borrower as at such time as shareholders' equity, including preferred equity.

         (bb) "FINOVA CREDIT FACILITY" means the credit facility granted by Finova Capital Corporation to, inter alia, Striker Industries, Inc. and any other transactions contemplated thereby.

         (cc) "FIRST ADVANCE" shall have the meaning ascribed to that term in subsection 2.1(a) hereof.

         (dd) "FISCAL PERIOD" means a Fiscal Year or any period of one, two or three Fiscal Quarters.

         (ee) "FISCAL QUARTER" means any of the fiscal quarters of the Borrower ending on the last day of March, June, September and December in each year.

         (ff) "FISCAL YEAR" of an entity means the 12 month period ending on the fiscal-year end of that entity and in the case of the Borrower the 12 month period ending on December 31 of each year.

         (gg) "GAAP" means generally accepted accounting principles which are in effect in Canada from time to time applied in a consistent manner from period to period.

         (hh) "GUARANTEE" means, with respect to a Person, any absolute or contingent liability of that Person under any guarantee, agreement, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse or other obligation to pay, purchase, repurchase or otherwise be or become liable or obligated upon or in respect of any Indebtedness of any other Person and including any absolute or contingent obligations to:

                 (i) advance or supply funds for the payment or purchase of any Indebtedness of any other Person,

                 (ii) purchase, sell or lease (as lessee or lessor) any property, assets, goods, services, materials or supplies primarily for the purpose of enabling any other Person to make payment of Indebtedness or to assure the holder thereof against loss, or

                 (iii) indemnify or hold harmless any other Person from or against any losses, liabilities or damages, in circumstances intended to enable such other Person to incur or pay any Indebtedness or to comply with any agreement relating thereto or otherwise to assure or protect creditors against loss in respect of such Indebtedness.

         (ii) "HAZARDOUS MATERIALS" means any substance or material that is prohibited, controlled or otherwise regulated by any governmental authority pursuant to the Requirements of Environmental Law, including, without limitation, any contaminant, pollutant, dangerous substance, toxic substance, designated substance, controlled product, hazardous waste, subject waste, hazardous material, dangerous good or petroleum, its derivatives, by-products or other hydrocarbons, asbestos, polychlorinated biphenyls (PCBs) or PCB contaminated fluids or equipment, explosives, or radioactive substances, all as defined in or pursuant to the Requirements of Environmental Law.

         (jj)    "INDEBTEDNESS" of a Person means, without duplication,

                 (i) all debts, liabilities and obligations, contingent and other, including principal, interest, charges and fees, which in accordance with GAAP would be classified upon the Person's balance sheet as liabilities including, without limitation, all Capitalized Lease Obligations,

                 (ii) all obligations secured by any Security Interest, including principal, interest, charges and fees, existing on property owned or acquired by the Person subject to such Security Interest whether or not the Person has assumed or otherwise become liable for the payment of such obligations, and

                 (iii) all obligations and liabilities incurred pursuant to Guarantees issued by the Person.

         (kk) "INTANGIBLE ASSETS" means at any particular time the intangible and intellectual property assets of the Borrower (not including accounts receivable) as defined by the Lender in accordance with its policies and practices.

         (ll) "INTER-LENDER AGREEMENT" means a certain agreement dated as of March 20, 1998 made between, inter alia, the Lender and the Senior Lenders in form and substance satisfactory to the Lender.

         (mm) "INTEREST EXPENSES" means, for any particular Fiscal Period, the amount which would, in accordance with GAAP, be classified on the income statement of the Borrower for such period as gross interest expense.

         (nn) "INTEREST PAYMENT DATE" means the last Business Day of each calendar month.

         (oo)    "INTEREST RATE" means twenty percent (20%) per annum.

         (pp) "LEASE PAYMENTS" means, for any particular period, the amount which would, in accordance with GAAP, be classified on the income statement of the Borrower for such period as operating or non-capital lease payment expenses.

         (qq) "LIEN" means any deed of trust, mortgage, charge, hypothec, assignment, pledge, lien or other security interest or encumbrance of whatever kind or nature, including without limitation, vendor's privilege or supplier's right of reclamation, regardless of form and whether consensual or arising by law (statutory or otherwise) that secures the payment of any indebtedness or liability or the observance or performance of any obligation, and including any agreement to give any of the foregoing.

         (rr) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of the Business, property, assets, operations, conditions (financial or otherwise) or prospects of the Borrower as determined in the good faith exercise of the Lender's judgment.

         (ss) "MATERIAL CONTRACTS" means the material contracts and agreements to which the Borrower is a party in connection with the Business of the Borrower, including all leases, conditional sales agreements, licenses, supply agreements and sales agreements, excluding those which have a remaining term of less than three months or under which the annual obligations or benefits of the Borrower are less than $50,000 exclude those which have a remaining term of less than three months or under which the annual obligations or benefits of the Borrower are less than $50,000. All of which are described in Schedule L to this Agreement. as the same may be amended, modified, supplemented or replaced from time to time.

         (tt)    "MATURITY DATE" means March 31, 2001.

         (uu) "NET INCOME" means, for any particular Fiscal Period, the amount which would be classified on the income statement of the Borrower for such period as net income in accordance with GAAP.

         (vv) "OUTSTANDING BORROWING" means the aggregate of (i) the outstanding principal amount of each Borrowing, (ii) all unpaid interest and fees thereon as herein provided, and (iii) all other fees, charges and expenses required to be paid by the Borrower to the Lender hereunder or pursuant to any written agreements now or hereafter entered into between the Borrower and the Lender.

         (ww) "OPENING BALANCE SHEET" means the pro forma balance sheet for the Borrower prepared by the management of the Borrower as at the Closing Date which is attached as Schedule C hereto.

         (xx) "PERMITTED CAPITAL EXPENDITURES" means Capital Expenditures of the Borrower in the amount which is contemplated by the Cash Flow Plan attached as Schedule N hereto.

         (yy) "PERMITTED ENCUMBRANCES" means any one or more of the following with respect to the property, assets and undertaking of the Borrower:

                 (i) Liens for taxes, assessments or government charges or levies not at the time due and delinquent or the validity of which are being contested in good faith by proper legal proceedings and as to which reserves are being maintained in accordance with GAAP so long as forfeiture of any part of the property or assets of the Borrower will not result from the failure to pay such taxes, assessments or governmental charges or levies during the period of such contest;

                 (ii) the Lien of any judgment rendered or claim filed against the Borrower which is being contested in good faith by proper legal proceedings and as to which reserves are being maintained in accordance with GAAP so long as forfeiture of any part of the property or assets of the Borrower will not result from the failure to satisfy such judgment or claim during the period of such contest;

                 (iii) undetermined or inchoate Liens and charges incidental to current operations which have not at such time been filed pursuant to law or which relate to obligations not due or delinquent;

                 (iv) restrictions, easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons which in the aggregate do not materially impair the usefulness, in the operation of the Business of the Borrower, of the property subject to such restrictions, easements, rights-of-way servitudes or other similar rights in land granted to or reserved by other Persons;

                 (v) the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, licence, franchise, grant or permit acquired by the Borrower or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

                 (vi) the encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations;

                 (vii) security given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operations of the Borrower, all in the ordinary course of business;

                 (viii) the reservations, limitation, provisos and conditions, if any, expressed in any original grants from the Crown or in comparable grants, if any, in jurisdictions other than Canada;

                 (ix) title defects or irregularities which are of a minor nature and in the aggregate will not materially impair the use of the property for the purpose for which it is held;

                 (x) any validly perfected Lien created, assumed or arising by operation of law after the date of this Agreement, to provide or secure the whole or any part of the consideration of the acquisition of property, whether by lease or by conditional sales contract, where:

                          A. the principal amount secured does not exceed the cost to the Borrower of such property,

                          B. the Borrower's obligation to repay is secured only by the property so acquired by the Borrower,

                          C. the property is not being acquired as a replacement or substitution for the property or assets which are charged under the Security, and

                          D. the aggregate amount secured by the Liens described in this paragraph (x) created, assumed or arising during any Fiscal Year of the Borrower shall not exceed the annual amount determined in the discretion of the Lender, which annual amount shall not exceed 75% of the actual capital expenditures for the period;

                 (xi) security given to the Senior Lenders pursuant to the respective Senior Loan Agreements and any liens created in favour of Bluestone Capital Partners, L.P. and the Ontario Development Corporation; and

                 (xii) any other Lien on property or properties of the Borrower that is hereafter specifically authorized in writing by the Lender.

         (zz) "PERSON" includes an individual, a partnership, a joint venture, a trust, an unincorporated organization, a company, a corporation, an association, a government or any department or agency thereof and any other incorporated or unincorporated entity.

         (aaa) "PROPERTY" means any moveable or immoveable or personal or real property owned, leased, occupied or under the charge, management or control of the Borrower.

         (bbb) "PURCHASE MONEY OBLIGATIONS" means the outstanding balance of the purchase price of an asset, title to which has been acquired or will be acquired upon payment of such purchase price.

         (ccc) "REAL PROPERTY" means the real properties which are owned or occupied by the Borrower and situated at the locations which are identified in Schedule B to this Agreement as the locations of freehold and leasehold properties.

         (ddd) "RELATED PARTIES" means Persons who are Affiliates of the Borrower or Subsidiaries of the Borrower or who are otherwise related to the Borrower within the meaning of the Bankruptcy and Insolvency Act (Canada).

         (eee) "RELEASE" includes discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place, escape, leach, disperse, migrate and exhaust, and when used as a noun (as applicable) has a similar meaning.

         (fff) "REQUIREMENTS OF ENVIRONMENTAL LAW" means all requirements of the common law or of statutes, regulations, by-laws, ordinances, treaties, judgments and decrees, and (whether or not they have the force of law) rules, policies, guidelines, orders approvals, notices, permits, decisions, directives, directions and the like, of any federal, territorial, provincial, regional, municipal or local, judicial, regulatory or administrative agency, board or governmental authority relating to environmental or occupational health and safety matters and any property owned, leased or used by the

                 Borrower and its activities carried out thereon (whether in the past, present or the future) including, but not limited to, all such requirements relating to: (i) the protection, preservation or remediation of the natural environment (the air, land, surface water or groundwater); (ii) the generation, handling, treatment, storage, transportation or disposal of or other dealing with solid, gaseous or liquid waste; and (iii) Hazardous Materials.

         (ggg)   "SECURITY" means the security and agreements described in Part
                 8.0 and any additional security issued from time to time by any Person in support of the liabilities and obligations hereunder.

         (hhh) "SECURITY INTEREST" includes a mortgage, charge, floating charge, pledge, hypothec, assignment, lien, interest claim, encumbrance, conditional sale agreement or other title retention agreement, subordination trust or other security interest or arrangement of any kind or character intended to create a security interest in substance regardless of whether the Person creating the interest retains an equity of redemption, and any agreement to provide or enter into at any time or on the happening of any event such a security interest or arrangement.

         (iii) "SENIOR LENDER" means the Senior Operating Lender or the Senior Term Lender and "Senior Lenders" means the Senior Operating Lender and the Senior Term Lender collectively.

         (jjj) "SENIOR LOAN AGREEMENT" means the Senior Operating Loan Agreement or the Senior Term Loan Agreement and "Senior Loan Agreements" means the Senior Operating Loan Agreement and the Senior Term Loan Agreement collectively.

         (kkk) "SENIOR OPERATING LENDER" means SO-USE (CUCO) as the lender pursuant to the Senior Operating Loan Agreement, or such other lender which from time to time provides working capital credit facilities to which the Lender is subordinated.

         (lll) "SENIOR OPERATING LOAN AGREEMENT" means that certain loan agreement entered into as of December [*], 1997 between the Borrower and the Senior Operating Lender as lender providing for up to $800,000 in operating credit facilities.

         (mmm) "SENIOR TERM LENDER" means Laurentian Bank of Canada as the lender pursuant to the Senior Term Loan Agreement, or such other lender which from time to time provides term credit facilities to which the Lender is subordinated.

         (nnn) "SENIOR TERM LOAN AGREEMENT" means that certain loan agreement entered into as of July 13, 1995 between the Borrower and the Senior Term Lender as lender providing for up to $2,000,000 in term credit facilities, including forbearance agreement dated August 11, 1997 among the Borrower, the Senior Term Lender, Striker Industries, Inc. and Ontario Development Corporation, as amended by a letter dated September 11, 1997, and the credit agreement dated March 10, 1998 among the Borrower, the Senior Term Lender, Striker Industries, Inc. and Ontario Development Corporation.

         (ooo) "SHAREHOLDERS" means any Person (other than the Lender) who directly or indirectly is the legal or beneficial owner of any share in the capital stock of the Borrower.

         (ppp) "SHAREHOLDERS AGREEMENT" means the shareholders agreement among the Lender, the Borrower and the Shareholders entered into as at March 20, 1998 as the same may be amended from time to time.

         (qqq) "SUBSCRIPTION AGREEMENT" means a certain share subscription agreement entered into as at March 20, 1998 between the Borrower and the Lender.

         (rrr) "STEPHEN'S PLANT" means any of those manufacturing assets located at Striker Drive, Stephens, Arkansas, USA, 71764.

         (sss) "SUBSIDIARY" means a body corporate which is a subsidiary of another body corporate within the meaning of that term as used in the Business Corporations Act (Ontario) as amended from time to time and "SUBSIDIARIES" means more than one Subsidiary.

         (ttt) "TAX" and "TAXES" include all present and future taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax and all penalties, interest and other payments on or in respect thereof.

         (uuu) "THOROLD PLANT" means any of those manufacturing assets located at 100 Ormond Street South, Thorold, Ontario.

         (vvv) "TOTAL PRINCIPAL" means the current portion of the principal of the long term debt of the Borrower determined in accordance with GAAP.

         (www) "WORKING CAPITAL" means, at any time, the amount by which the aggregate of Current Assets exceed the amount of Current Liabilities.

         (xxx) "WORKING CAPITAL RATIO" means, at any particular time, the ratio of Current Assets to Current Liabilities at such time.

         (yyy) "WRITTEN" and "IN WRITING" shall include printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception including telex, telegraph or telecopy.

                                  SCHEDULE A-1
                              BENCHMARK FINANCIALS

                                   SCHEDULE B
                           REAL PROPERTY DESCRIPTION


FIRSTLY:

Part of Park Lot 5 and Part of Town Lot PP, Plan 898, Part of Township Lot 29, Township of Thorold, Parts of William Street Plan 898, as closed by By-laws 2455 and 1140 (1988), City of Thorold, Regional Municipality of Niagara, designated as Part 3, Plan 59R-7526. Subject to an easement in favour of the Corporation of the City of Thorold over those parts of said Park Lot 5 and that part of said Township Lot 29, designated as Part 17, Plan 59R-1681, as set out in Instrument No. 303771.

SECONDLY:

Those parts of William Street as closed by By-Laws 2455 and 1140 (1988) designated as Parts 1 and 2, Plan 59R-7526. Subject to an easement in favour of Thorold Hydro Electric Commission over that part of William Street, Plan 898, as closed by By-Laws 2455 and 1140 (1988), designed as Part 2, Plan 59R-7526, as more particularly set out in Instrument No. 556427. Subject to an easement in favour of the Corporation of the City of Thorold over those parts of William Street as closed by By-laws 2455 and 1140 (1988), designated as Parts 2, 5 and 7, Plan 59R-6276 as more particularly described in Instrument No. 585965.

THIRDLY:

Part of Park Lot 5 and Part of Town Lot PP, Plan 898, City of Thorold, Regional Municipality of Niagara, designated as Part 1, Plan 59R-7527.

                                   SCHEDULE C
                             OPENING BALANCE SHEET

                                   SCHEDULE D
                               TAXES INADEQUACIES

                                      NONE

                                   SCHEDULE E
                             LOCATION OF COLLATERAL


Striker Paper Canada, Inc.
100 Ormond Street South
P.O. Box 10
Thorold, Ontario
L2V 3Y7

                                   SCHEDULE F


                     EXCEPTIONS TO ENVIRONMENTAL COMPLIANCE

NONE EXCEPT:

1.       Honeycomb Dryer [exception to be described]

2. Exceptions disclosed in the following report: Jacobs Engineering Group Inc., 1995. Final Phase I Environmental Site Assessment Report, Roofing Felt Plant, 100 Ormond Street South, Thorold, Ontario (Jacobs Project No. 13-J684-01). Report to Striker Industries, Inc. June 30, 1995.


                              LICENSES AND PERMITS

No licenses are required to operate the Borrower's Business other than Municipal occupancy permit, business license, and a Certificate of Approval
(Air).

                                   SCHEDULE G
                                   APPRAISALS

                                   SCHEDULE H
                         LIST OF CONTINGENT OBLIGATIONS


                     NONE EXCEPT AS DISCLOSED IN SCHEDULE Q

                                   SCHEDULE I
                                 LEGAL OPINIONS

                                   SCHEDULE J


                             INTENTIONALLY DELETED

                                   SCHEDULE K
                         LIST OF INTELLECTUAL PROPERTY


                                      NONE

                                   SCHEDULE L
                         SUMMARY OF MATERIAL CONTRACTS

                                      NONE

                                   SCHEDULE M
                            DESCRIPTION OF EQUIPMENT

                                   SCHEDULE N
                                 CASH FLOW PLAN

                                   SCHEDULE O
                        EXAMPLE OF INTEREST CALCULATION

                                   SCHEDULE P
                      ACCOUNTS PAYABLE PAYOUT ARRANGEMENTS

                                   SCHEDULE Q
                                   LITIGATION